UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant                     |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
         |_|      Preliminary Proxy Statement
         |_|      CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                  BY RULE 14A-6(E)(2)
         |X|      Definitive Proxy Statement
         |_|      Definitive Additional Materials
         |_|      Soliciting Material Pursuant to ss.240.14a-12


                                VCA ANTECH, INC.
================================================================================
                (Name of Registrant as Specified in Its Charter)

================================================================================
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         |X| No Fee Required
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

================================================================================
         (2) Aggregate number of securities to which transaction applies:

================================================================================
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

================================================================================
         (4) Proposed maximum aggregate value of transaction:

================================================================================
         (5) Total fee paid:

================================================================================
         |_| Fee paid with preliminary materials:

================================================================================
         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

================================================================================
         (2) Form, Schedule or Registration Statement No.:

================================================================================
         (3) Filing party:

================================================================================
         (4) Date filed:

================================================================================

VCA ANTECH, INC.
12401 WEST OLYMPIC BOULEVARD
LOS ANGELES, CALIFORNIA 90064-1022
WWW.VCAANTECH.COM



                             [VCA ANTECH, INC. LOGO]



April 27, 2007

Dear Fellow Stockholder:

     Our 2007 Annual Meeting will be held on Monday, June 4, 2007 at our corporate offices located at 12401 West Olympic Boulevard, Los Angeles, California 90064-1022. Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2007 Annual Meeting of Stockholders and Proxy Statement.

     Your vote is important. Whether or not you plan to attend the meeting, I urge you to vote your shares as soon as possible. Instructions on the proxy card will tell you how to cast your vote. The Proxy Statement explains more about proxy voting. Please read it carefully.

     Thank you for your continued support of our company.

                                   Sincerely,

                                   /s/ Robert L. Antin
                                   Robert L. Antin
                                   CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                   OFFICER AND PRESIDENT

                                VCA ANTECH, INC.


              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              -----------------------------------------------------



TIME.................................................                  10:00 a.m. Pacific Time on Monday, June 4,
                                                                       2007

PLACE................................................                  12401 West Olympic Boulevard
                                                                       Los Angeles, California 90064-1022

ITEMS OF BUSINESS....................................                  (1) To elect one Class II member of the
                                                                           Board of Directors for a term of three
                                                                           years.

                                                                       (2) To ratify the appointment of KPMG LLP as
                                                                           our independent registered public
                                                                           registered accounting firm for the year
                                                                           ending December 31, 2007.

                                                                       (3) To approve the VCA Antech, Inc. 2007
                                                                           Annual Cash Incentive Plan.

                                                                       (4) To transact any other business as may
                                                                           properly come before the Annual Meeting
                                                                           and any adjournment or postponement.

RECORD DATE..........................................                  You can vote if, at the close of business
                                                                       on April 16, 2007, you were a stockholder
                                                                       of the Company.

PROXY VOTING.........................................                  All stockholders are cordially invited to
                                                                       attend  the Annual Meeting in person.
                                                                       However, to ensure your representation at
                                                                       the Annual Meeting, you are urged to vote
                                                                       promptly by signing and returning the
                                                                       enclosed proxy card. If you hold  your
                                                                       shares in street name, you may also access
                                                                       the World Wide Web site indicated on your
                                                                       voting instruction card to vote via the
                                                                       Internet.




April 27, 2007                                                         /S/  TOMAS W. FULLER
                                                                       --------------------------------------------
                                                                       Tomas W. Fuller
                                                                       CHIEF FINANCIAL OFFICER, VICE PRESIDENT
                                                                       AND SECRETARY


                                        TABLE OF CONTENTS


                                                                                                     PAGE

QUESTIONS AND ANSWERS                                                                                  1
---------------------

Q: Who may vote at the Annual Meeting?                                                                 1

Q: What items of business will be voted on at the Annual Meeting?                                      1

Q: How does the Board of Directors recommend that I vote?                                              1

Q: How can I vote my shares in person at the Annual Meeting?                                           1

Q: How can I vote my shares without attending the Annual Meeting?                                      2

Q: What happens if additional matters are presented at the Annual Meeting?                             2

Q: What happens if I do not give specific voting instructions?                                         2

Q: What happens if I abstain?                                                                          3

Q: What is the quorum requirement for the Annual Meeting?                                              3

Q: How can I change my vote after I return my proxy card?                                              3

Q: What is the voting requirement to approve each of the items?                                        3

Q: Where can I find the voting results of the Annual Meeting?                                          3

Q: How can I obtain a separate set of proxy materials?                                                 3

Q: Who pays for the cost of this proxy solicitation?                                                   4

Q: Is there a list of stockholders entitled to vote at the Annual Meeting?                             4

Q: Are copies of the proxy materials and annual report available electronically?                       4

Q: What is the deadline to propose actions for consideration at next year's annual meeting?            4

Q: How do I recommend a candidate for election as a director?                                          5

Q: How can I communicate with the Board of Directors?                                                  5

CORPORATE GOVERNANCE                                                                                   6
--------------------

Corporate Governance Guidelines                                                                        6

Code of Ethics                                                                                         6

Committee responsibilities                                                                             6

Independence                                                                                           6

Stockholder communication                                                                              6

Director attendance at Annual Meetings                                                                 7

Executive sessions                                                                                     7

Outside advisors                                                                                       7

Director education                                                                                     7

ITEM 1:  ELECTION OF DIRECTORS                                                                         8
------------------------------

Nominee                                                                                                8

                                                i



MANAGEMENT                                                                                             9
----------

Directors and Executive Officers                                                                       9

FURTHER INFORMATION REGARDING THE BOARD OF DIRECTORS                                                   11
----------------------------------------------------

Composition                                                                                            11

Meetings and Committees                                                                                11

Audit Committee                                                                                        11

Compensation Committee                                                                                 11

Nominating and Corporate Governance Committee                                                          12

Director Attendance                                                                                    13

Compensation Committee Interlocks and Insider Participation                                            13

ITEM 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                  14
-------------------------------------------------------------------------------------

AUDIT AND NON-AUDIT FEES                                                                               15
------------------------

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services                     15

REPORT OF AUDIT COMMITTEE                                                                              16
-------------------------

ITEM 3:  PROPOSAL TO APPROVE VCA ANTECH, INC. 2007 ANNUAL CASH INCENTIVE PLAN                          18
-----------------------------------------------------------------------------

Purpose of our 2007 Annual Cash Incentive Plan                                                         18

Summary of our 2007 Annual Cash Incentive Plan                                                         18

New Plan Benefits                                                                                      21

EXECUTIVE COMPENSATION                                                                                 22
----------------------

Compensation Discussion and Analysis                                                                   22

Summary Compensation Table                                                                             26

Grants of Plan-Based Awards in Fiscal 2006                                                             27

Outstanding Equity Awards at Fiscal Year-End                                                           27

Options Exercised and Stock Vested                                                                     28

Summary of Equity Compensation Plan                                                                    28

Employment Agreements; Payments Upon Termination and Change in Control                                 29

REPORT OF COMPENSATION COMMITTEE                                                                       35
--------------------------------

DIRECTOR COMPENSATION                                                                                  36
---------------------

CERTAIN TRANSACTIONS WITH RELATED PERSONS                                                              38
-----------------------------------------
Transactions with Zoasis Corporation                                                                   38

Legal Services                                                                                         38

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE                                                39

-------------------------------------------------------

PRINCIPAL STOCKHOLDERS                                                                                 40
----------------------

ANNEX A - VCA ANTECH, INC. 2007 ANNUAL CASH INCENTIVE PLAN                                             A-1
-----------------------------------------------------------



                                                             VCA ANTECH, INC.
                                                 12401 WEST OLYMPIC BOULEVARD
                                           LOS ANGELES, CALIFORNIA 90064-1022
PROXY STATEMENT
--------------------------------------------------------------------------------


     Our Board of Directors is soliciting proxies to be voted at the 2007 Annual Meeting of Stockholders, which we refer to as the "Annual Meeting," to be held on June 4, 2007. Your vote is very important. For this reason, our Board of Directors is requesting that you permit your common stock to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

     Proxy materials, which include the Proxy Statement, proxy card and the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which we refer to as the "2006 Annual Report," were mailed by us to our stockholders beginning April 27, 2007. In this Proxy Statement, VCA Antech, Inc. is referred to as the "Company," "VCA," "we," "us" and "our."

QUESTIONS AND ANSWERS
---------------------

Q.       WHO MAY VOTE AT THE ANNUAL MEETING?

A. You may vote your VCA common stock at the Annual Meeting if our records show that you owned your shares of common stock at the close of business on April 16, 2007, which we refer to as the "Record Date." At that time, there were 84,031,643 shares of common stock outstanding, and approximately 189 holders of record. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Q.       WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?

A. There are three items of business scheduled to be voted on at the Annual Meeting:

          o    Election of one member to the Board of Directors;

          o Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2007;

          o    Approval of our 2007 Annual Cash Incentive Plan.

          We will also consider other business that comes properly before the Annual Meeting.

Q.        HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A.        Our Board of Directors recommends that you vote:

          o    "FOR" the election of VCA's nominee to the Board of Directors;

          o "FOR" ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2007; and

          o "FOR" approval of the VCA Antech, Inc. 2007 Annual Cash Incentive Plan.

Q.       HOW CAN I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?

A. If your shares are registered directly in your name with U.S. Stock Transfer Corporation, our "Transfer Agent," you are considered the stockholder of record with respect to those shares and the proxy materials, including the proxy card, are being sent directly to you by VCA. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to attend the Annual Meeting.

         Most stockholders of VCA hold their shares in street name through a broker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your broker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the Annual Meeting in order to vote in person.

Q.       HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A. Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that properly come before the Annual Meeting.

         A number of brokerage firms and banks offer Internet voting options. Specific instructions to be followed by owners of shares of common stock held in street name are set forth on the voting instruction card accompanying your proxy card. The Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers that must be borne by the stockholder.

Q.       WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

A. Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxies, Robert L. Antin and Tomas W. Fuller, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q.       WHAT HAPPENS IF I DO NOT GIVE SPECIFIC VOTING INSTRUCTIONS?

A. If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement, and, with respect to any other matters that properly come before the Annual Meeting, as the proxy holders may determine in their discretion.

         If you hold your shares through a broker, bank or other nominee and you do not provide your broker with specific voting instructions, your broker will have the authority to vote your shares on routine matters, but not on non-routine matters. As a result:

          o Your broker will have the authority to vote your shares with respect to Item 1 (election of directors) and Item 2 (ratification of independent registered public accounting firm) because these matters are considered routine.

          o Your broker will not have the authority to vote your shares with respect to Item 3 (approval of our 2007 Annual Cash Incentive
               Plan) because this matter is considered non-routine.

         As the items of business to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes "FOR" the election of VCA's nominee to the Board of Directors and ratification of VCA's independent registered public accounting firm, but expressly states that the broker is NOT voting on the Item 3 (approval of our 2007 Annual Cash Incentive Plan). The votes with respect to Item 3 in this case are referred to as "broker non-votes." In tabulating the voting result for any particular item, broker non-votes are not considered votes cast affirmatively or negatively on that item. Broker non-votes are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.

Q.       WHAT HAPPENS IF I ABSTAIN?

A. For purposes of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.

Q.       WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

A. A majority of VCA's outstanding shares as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, or broker non-votes, if you:

          o    are present and vote at the Annual Meeting; or

          o    properly submit a proxy card or vote over the Internet.

Q.       HOW CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

A. You can revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may do this by:

          o    written notice to the Secretary of the Company;

          o timely delivery of a valid, later-dated proxy or a later-dated vote on the Internet; or

          o    if you are a record holder, voting by ballot at the Annual
               Meeting.

Q.       WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE ITEMS?

A.
         Item 1--Election of director                           The person receiving the highest
                                                                number of "FOR" votes at the Annual
                                                                Meeting will be elected

         Item 2--Ratification of appointment of                 To be approved by the stockholders,
         independent registered public accounting firm          this item must receive the affirmative
                                                                "FOR" vote of a majority of the votes
                                                                casts on this item at the Annual Meeting

         Item 3--VCA Antech, Inc. 2007 Annual Cash              To be approved by the stockholders, this
         Incentive Plan                                         item must receive the affirmative "FOR"
                                                                vote of a majority of the votes cast on
                                                                this item at the Annual Meeting

Q.       WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A. The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by our Transfer Agent and Inspector of Elections and published in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2007.

Q.       HOW CAN I OBTAIN A SEPARATE SET OF PROXY MATERIALS?

A. To reduce the expense of delivering duplicate proxy materials to our stockholders who may have more than one VCA common stock account, we are delivering only one set of the 2006 Annual Report and the Proxy Statement to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the proxy materials for each of these stockholders. If you share an address with another stockholder and have received only one set of proxy materials, you may write or call us to request to receive a separate copy of these materials at no cost to you. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us to request future delivery of a single copy of these materials. You may contact us regarding these matters by writing or calling us at:

         VCA Antech, Inc.
         Attention:  Investor Relations
         12401 West Olympic Boulevard
         Los Angeles, California 90064-1022
         (310) 571-6500

Q.       WHO PAYS FOR THE COST OF THIS PROXY SOLICITATION?

A. We will pay the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.

Q.       IS THERE A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A. The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., at our principal executive offices by contacting the Secretary of the Company.

Q.       ARE COPIES OF THE PROXY MATERIALS AND ANNUAL REPORT AVAILABLE
         ELECTRONICALLY?

A. The Notice of Annual Meeting and Proxy Statement and the 2006 Annual Report, which we refer to as the "Annual Report," are available on our web site at http://investor.vcaantech.com.

Q. WHAT IS THE DEADLINE TO PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING?

A. Any stockholder who intends to present a proposal at the 2008 Annual Meeting for inclusion in our Proxy Statement and proxy card relating to our 2008 Annual Meeting must submit his, her or its proposal to VCA Antech, Inc., c/o Office of Secretary, 12401 West Olympic Boulevard, Los Angeles, California 90064 by December 28, 2007. The rules and regulations of the U.S. Securities and Exchange Commission, which we refer to as the "SEC," provide that if the date of the Company's 2008 Annual Meeting is advanced or delayed more than 30 days from the date of the 2007 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2008 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2008 Annual Meeting. Upon determination by the Company that the date of the 2008 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2007 Annual Meeting, the Company will disclose that change in the earliest possible Quarterly Report on Form 10-Q.

         If a stockholder intends to present a proposal at our 2008 Annual Meeting, but does not intend to have it included in our Proxy Statement, the proposal must be delivered to our Secretary no earlier than March 6, 2008 and no later than April 5, 2008. If the date of our 2008 Annual Meeting is advanced or delayed by more than 30 days from the date of the 2007 Annual Meeting, the proposal must be delivered by the close of business on the tenth day following the day we publicly announce the date of our 2008 Annual Meeting. Furthermore, if a stockholder who presents a proposal (or a qualified representative of that stockholder) does not appear at the annual meeting of stockholders to present the proposal, the proposal will be disregarded, notwithstanding that proxies in respect of the proposal may have been received by the Company.

Q.       HOW DO I RECOMMEND A CANDIDATE FOR ELECTION AS A DIRECTOR?

A. Stockholders who wish to recommend a candidate for election as a director at our 2008 Annual Meeting must submit their recommendations no earlier than March 6, 2008 and no later than April 5, 2008. Stockholders may recommend candidates for consideration by the Board of Directors' Nominating and Corporate Governance Committee by providing written notice to VCA Antech, Inc., c/o Office of Secretary, 12401 West Olympic Boulevard, Los Angeles, California 90064. The written notice must provide the candidate's name, age, business and residence addresses, biographical data, including principal occupation, qualifications, the number and class of our shares, if any, beneficially owned by the candidate, and all other information regarding candidates required by Section 14 of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," and the rules and regulations promulgated thereunder. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder recommendation. Any stockholder who wishes to recommend a nominee for election as director must also provide his, her or its name and address, the number and class of shares beneficially owned by the stockholder, a description of all arrangements or understandings relating to the nomination among the stockholder making the nomination, the proposed nominee and any other person or persons (including their names), and all other information regarding the stockholder required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

         The Company will include a candidate recommended by a stockholder in its Proxy Statement only if the Nominating and Corporate Governance Committee, after evaluating the candidate, decides to propose the candidate to the Board, and the Board nominates the candidate. Furthermore, if a stockholder who recommends a nominee (or a qualified representative of that stockholder) does not appear at the annual meeting of stockholders to present the nomination, the nomination will be disregarded, notwithstanding that proxies in respect of the nomination may have been received by the Company.

Q.       HOW CAN I COMMUNICATE WITH THE BOARD OF DIRECTORS?

A. Stockholders may communicate with the Board of Directors by sending a letter to the Board of Directors of VCA Antech, Inc., c/o Office of the Secretary, 12401 West Olympic Boulevard, Los Angeles, California 90064. Each communication must contain a clear notation indicating that it is a "Stockholder -- Board Communication" or "Stockholder -- Director Communication," and each communication must identify the author as a stockholder. The office of the Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The office of the Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications.

CORPORATE GOVERNANCE
--------------------

Our business is managed by our employees under the direction and oversight of the Board of Directors. Except for Mr. Antin, none of the members of our Board of Directors is an employee of VCA. We keep the members of our Board of Directors informed of our business through discussions with management, materials we provide to them, visits to our offices and their participation in Board of Directors and committee meetings.

We believe transparent, effective, and accountable corporate governance practices are key elements of our relationship with our stockholders. To help our stockholders understand our commitment to this relationship and our governance practices, several of our key governance initiatives are summarized below.

CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors has adopted Corporate Governance Guidelines which govern, among other things, criteria for membership on the Board of Directors, vacancies on the Board of Directors, director responsibilities, director education, and committee composition and charters. You can access these Corporate Governance Guidelines, along with other materials such as committee charters, on our website at http://investor.vcaantech.com.

CODE OF ETHICS

We have adopted a Code of Ethics and Business Conduct applicable to all of our employees as well as our directors and executive officers. Our Code of Ethics and Business Conduct is designed to set the standards of business conduct and ethics and to help directors and employees resolve ethical issues. Our Code of Ethics and Business Conduct applies to our Chief Executive Officer, Chief Financial Officer, all other senior financial executives, our directors when acting in their capacity as directors and to all of our employees. The purpose of our Code of Ethics and Business Conduct is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding audit, accounting, internal controls or other ethical issues on a confidential basis by means of an anonymous toll-free telephone call or email. We investigate all concerns and complaints. Our Code of Ethics and Business Conduct is posted on our website at http://investor.vcaantech.com.


We intend to disclose on our website amendments to, or waivers from, any provision of our Code of Ethics and Business Conduct which applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting
Officer/Controller and persons performing similar functions and amendments to, or waivers from, any provision which relates to any element of our Code of Ethics and Business Conduct described in Item 406(b) of Regulation S-K.

COMMITTEE RESPONSIBILITIES

VCA has three committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee meets regularly and has a written charter approved by the Board of Directors. See "Further Information Regarding Board of Directors - Meetings and Committees" contained elsewhere in this Proxy Statement.

INDEPENDENCE

NASDAQ rules require listed companies to have a board of directors with at least a majority of independent directors. Our Board of Directors has determined that four of our five current directors are independent under the NASDAQ Global Select Market listing standards. Our independent directors are: John M. Baumer, John B. Chickering, Jr., John Heil and Frank Reddick. In addition, all of the directors currently serving on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent under the NASDAQ Global Select Market listing standards.

STOCKHOLDER COMMUNICATION

Stockholders may communicate with the Board of Directors by sending a letter to the Board of Directors of VCA Antech, Inc., c/o Office of the Secretary, 12401 West Olympic Boulevard, Los Angeles, California 90064. Each communication must contain a clear notation indicating that it is a "Stockholder -- Board Communication" or

"Stockholder -- Director Communication," and each communication must identify the author as a stockholder. The office of the Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The Office of the Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

All directors are encouraged to attend VCA's Annual Meetings of stockholders. Three of our directors attended our 2006 Annual Meeting of Stockholders.

EXECUTIVE SESSIONS

VCA's independent directors regularly meet in executive session without management present.

OUTSIDE ADVISORS

The Board of Directors, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee may each retain outside advisors and consultants of their choosing at VCA's expense.

DIRECTOR EDUCATION

Frank Reddick routinely participates in continuing legal education programs on corporate governance, and board and board committee functions.

ITEM 1:  ELECTION OF DIRECTOR
--------------------------------------------------------------------------------


We have five members on our Board of Directors. Four of the five members of our Board of Directors have been determined by our Board of Directors to meet the independence requirements of the NASDAQ Global Select Market listing standards.

As provided in our Amended and Restated Certificate of Incorporation, the Board of Directors has been grouped into three classes, as nearly equal in number as possible, which are elected for staggered terms. Our Class II director will be elected at this Annual Meeting and will hold office for three years until the 2010 Annual Meeting and thereafter until his successor is duly elected and qualified. The terms of our Class III directors expire at our 2008 Annual Meeting. The terms of our Class I directors expire at our 2009 Annual Meeting. In accordance with our Corporate Governance Guidelines, any director appointed to fill a vacant seat in a class other than the class of directors whose terms expire at the next annual meeting of stockholders will stand for re-election at the next annual meeting of stockholders.

Although we know of no reason why this nominee would not be able to serve, if the nominee is unavailable for election, the proxies will vote your common stock to approve the election of any substitute nominee proposed by our Nominating and Corporate Governance Committee. The Board of Directors may choose to reduce the size of the Board, as permitted by our Bylaws, provided we maintain the number of independent directors required by the listing standards of the NASDAQ Global Select Market. The Board of Directors has no reason to believe that VCA's nominee will be unwilling or unable to serve if elected as director.

NOMINEE

Our nominee for election as a Class II Director, Robert L. Antin, is currently a director, and has agreed to be named in this Proxy Statement and to serve if elected.

The Board of Directors proposes the following candidate for election as Class II director:

                            CLASS II DIRECTOR NOMINEE
                            -------------------------

                                 Robert L. Antin

The principal occupation and certain other information about the nominee, our other directors and our executive officers are set forth on the following pages.

A plurality of the votes cast is required for election as a director. All proxies will be voted to approve the election of the nominee listed above unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE IDENTIFIED ABOVE.

MANAGEMENT
----------

DIRECTORS AND EXECUTIVE OFFICERS

The following persons serve as our directors:

DIRECTORS                                                            AGE                       PRESENT POSITION
---------                                                            ---                       ----------------

CLASS I DIRECTORS
-----------------

John M. Baumer...............................                        39      Director
Frank Reddick................................                        54      Director

CLASS II DIRECTOR
-----------------

Robert L. Antin..............................                        57      Chairman of the Board

CLASS III DIRECTORS
-------------------

John B. Chickering, Jr.......................                        58      Director
John Heil....................................                        54      Director


The following persons serve as our executive officers:

EXECUTIVE OFFICERS                                                   AGE                       PRESENT POSITION
------------------                                                   ---                       ----------------

Robert L. Antin...............................                       57      Chief Executive Officer and President
Arthur J. Antin...............................                       60      Chief Operating Officer and Senior Vice President
Neil Tauber...................................                       56      Senior Vice President of Development
Tomas W. Fuller...............................                       49      Chief Financial Officer, Vice President and Secretary
Dawn R. Olsen.................................                       48      Principal Accounting Officer, Vice President and
                                                                             Controller

Our executive officers are appointed by and serve at the discretion of our Board of Directors. Robert L. Antin and Arthur J. Antin are brothers. There are no other family relationships between any director and/or any executive officer.

ROBERT L. ANTIN, one of our founders, has served as our Chairman of the Board, Chief Executive Officer and President since our inception in 1986. From September 1983 to 1985, Mr. Antin was President, Chief Executive Officer, a director and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers. From July 1978 until September 1983, Mr. Antin was an officer of American Medical International, Inc., an owner and operator of health care facilities. Mr. Antin received his MBA with a certification in hospital and health administration from Cornell University.

JOHN M. BAUMER has served as our director since September 2000. Mr. Baumer is a partner of Leonard Green & Partners, LP, where he has been employed since May 1999. Prior to joining Leonard Green & Partners, LP, he served as a Vice President in the Corporate Finance Division of Donaldson, Lufkin & Jenrette Securities Corporation, or DLJ, in Los Angeles. Prior to joining DLJ in 1995, Mr. Baumer worked at Fidelity Investments and Arthur Andersen LLP. Mr. Baumer currently serves on the boards of directors of The Brickman Group, Ltd., FTD, Inc., Intercontinental Arts, Inc., Leslie's Poolmart, Inc., Petco Animal Supplies, Inc. and Rand McNally & Company. Mr. Baumer is a 1990 graduate of the University of Notre Dame. He received his MBA from the Wharton School at the University of Pennsylvania.

JOHN B. CHICKERING, JR. has served as one of our directors since April 2004 and previously served as a director from 1988 to 2000. Mr. Chickering is a certified public accountant. Mr. Chickering is currently a private investor and independent consultant. Mr. Chickering served in a variety of executive positions within Time Warner, Inc. and Warner Bros., Inc., most recently as the Vice President--Financial Administration for Warner Bros. International Television Distribution until February 1996. Prior to his employment at Warner Bros., Mr. Chickering served as a staff accountant at KPMG Peat Marwick from August 1975 to June 1977. Mr. Chickering holds an MBA degree with emphasis in accounting and finance from Cornell University.

JOHN HEIL has served as one of our directors since February 2002 and previously served as a director from 1995 to 2000. Mr. Heil currently serves as President of United Pet Group, Inc., a global manufacturer and marketer of pet supplies and subsidiary of Spectrum Brands, Inc. Mr. Heil also serves on Spectrum Brands' Executive Committee as Chief Operating Officer. Prior to joining United Pet Group, Mr. Heil spent twenty-five years with the H. J. Heinz Company in various executive and general management positions including President and Managing Director of Heinz Pet Products and President of Heinz Specialty Pet Foods. Mr. Heil holds a BA degree in economics from Lycoming College.

FRANK REDDICK has served as one of our directors since February 2002. For more than the past five years, Mr. Reddick has been a partner in Akin Gump Strauss Hauer & Feld LLP, a global, full service law firm. Mr. Reddick serves on the firm's national steering committee for the Corporate Finance & Mergers and Acquisitions section. Mr. Reddick is principally engaged in the practice of corporate and securities law, with a concentration on corporate finance, mergers and acquisitions, joint ventures and other strategic alliances. Mr. Reddick holds a JD from the University of California, Hastings College of the Law.

ARTHUR J. ANTIN, one of our founders, has served as our Chief Operating Officer and Senior Vice President since our inception. From 1986 until June 2004, Mr. Antin also served as our Secretary and as a director. From October 1983 to September 1986, Mr. Antin served as Director of Marketing/Investor Relations of AlternaCare Corp. At AlternaCare Corp., Mr. Antin developed and implemented marketing strategies for a network of outpatient surgical centers. Mr. Antin received an MA in Community Health from New York University.

NEIL TAUBER, one of our founders, has served as our Senior Vice President of Development since our inception. From 1984 to 1986, Mr. Tauber served as the Director of Corporate Development at AlternaCare Corp. At AlternaCare Corp., Mr. Tauber was responsible for the acquisition of new businesses and syndication to hospitals and physician groups. From 1981 to 1984, Mr. Tauber served as Chief Operating Officer of MDM Services, a wholly owned subsidiary of Mediq, a publicly held health care company, where he was responsible for operating and developing a network of retail dental centers and industrial medical clinics. Mr. Tauber holds an MBA from Wagner College.

TOMAS W. FULLER joined us in January 1988 and served as Vice President and Controller until November 1990 when he became Chief Financial Officer. In June 2004, Mr. Fuller became Secretary. From 1980 to 1987, Mr. Fuller worked at Arthur Andersen LLP, the last two years of which he served as audit manager. Mr. Fuller received his BA in business/economics from the University of California at Los Angeles.

DAWN R. OLSEN joined us in January 1997 as Vice President, Controller. In March 2004, Ms. Olsen became Principal Accounting Officer. From 1993 to 1996, Ms. Olsen served as Senior Vice President, Controller of Optel, Inc., a privately held telecommunications company. From 1987 to 1993, Ms. Olsen served as Assistant Controller and later as Vice President, Controller of Qintex Entertainment, Inc., a publicly held television film distribution and production company. From 1981 to 1987, Ms. Olsen worked at Arthur Andersen LLP, the last year of which she served as audit manager. Ms. Olsen currently serves on the board of the Women's Leadership Council in Los Angeles. Ms. Olsen is a certified public accountant and received her BS in business/accounting from California State University, Northridge.

FURTHER INFORMATION REGARDING THE BOARD OF DIRECTORS
----------------------------------------------------

COMPOSITION

Four of the five members of our Board of Directors have been determined by our Board of Directors to meet the independence requirements of the NASDAQ Global Select Market listing standards. We refer to each of these directors as an "independent director."

MEETINGS & COMMITTEES

During fiscal 2006, the Board of Directors held four meetings and acted four times by unanimous written consent. VCA's independent directors regularly meet in executive session without management present.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, all of which are constituted solely of independent directors.

AUDIT COMMITTEE

The Audit Committee consists of John M. Baumer, John B. Chickering, Jr. (Chairman) and John Heil, each an independent director and each financially literate as required by the NASDAQ Global Select Market listing standards. Our Board of Directors has determined that Messrs. Baumer, Chickering and Heil qualify as "audit committee financial expert[s]" as that term is defined in Item 401(h) of Regulation S-K of the Exchange Act. During fiscal 2006, the Audit Committee held nine meetings and acted two times by unanimous written consent.

Among other matters, the Audit Committee:

     o engages and replaces the independent registered public accounting firm as appropriate;

     o evaluates the performance of, independence of and pre-approves all services provided by the independent registered public accounting firm;

     o discusses with management, internal auditor and the independent registered public accounting firm the quality of our accounting principles and financial reporting; and

     o    oversees our internal controls.


Our Audit Committee charter is posted on our website at http://investor.vcaantech.com.

COMPENSATION COMMITTEE

The Compensation Committee consists of John M. Baumer, John B. Chickering, Jr. and Frank Reddick (Chairman), each an independent director. During fiscal 2006, the Compensation Committee held seven meetings.

The Compensation Committee's principal purposes are to:

     o assist the Board of Directors in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company;

     o    establish the compensation of all of our executive officers;

     o prepare a report of the Compensation Committee for inclusion in the Company's annual proxy statement; and

     o    administer the Company's equity incentive programs.

The Compensation Committee is responsible for overseeing the determination, implementation and administration of remuneration, including compensation, benefits and perquisites, of all executive officers and other members of senior management whose remuneration is the responsibility of the Board of Directors.

More specifically, the Compensation Committee's responsibilities include: (a) reviewing and approving goals and objectives relevant to each executive officer's compensation package; (b) establishing a procedure for evaluating each executive officer's performance; (c) annually evaluating that performance in light of the goals and objectives established; (d) having the chairman of the Compensation Committee review, after completion of the annual evaluation, with each executive officer the results of the Compensation Committee's evaluation of the executive officer's performance; (e) reviewing, at least annually, and setting the base salary and annual and long-term incentive compensation of the executive officers, after taking into account the annual evaluation of each executive officer; (f) reviewing and making periodic recommendations to the Board of Directors as to the general compensation and benefits policies and practices of the Company, including incentive-compensation plans and equity-based plans; (g) reviewing and adopting, and recommending to the Board of Directors (and for stockholder approval where required by applicable law, our Amended and Restated Certificate of Incorporation or our Bylaws), compensation and benefits policies, plans and programs and amendments thereto, determining eligible employees and the type, amount and timing of such compensation and benefits; (h) overseeing the administration of such policies, plans and programs and, on an ongoing basis to monitor them to assure that they remain competitive and within the Board of Director's compensation objectives for executive officers and other members of senior management; and (i) reviewing and considering recommendations with respect to the compensation and benefits of non-employee directors and recommending any changes to the Board of Directors that the Compensation Committee deems appropriate.

The Compensation Committee has the authority to delegate the responsibilities listed above to subcommittees of the Compensation Committee if it determines such delegation would be in the best interest of the Company. On April 24, 2007, the Compensation Committee established the 162(m) Subcommittee (as defined below), which consists of the two "outside directors" (as such term is defined in Treasury Regulation 1.162-27(e)(3)) of the Compensation Committee, John M. Baumer and John B. Chickering, Jr. The 162(m) Subcommittee has the power and authority, to the same extent as would the Compensation Committee, to act, in the name of and on behalf of the Company, with respect to (i) the administration of the VCA Antech Inc. 2006 Equity Incentive Plan and the VCA Antech, Inc. 2007 Annual Cash Incentive Plan, which we refer to collectively as the "Plans," in accordance with the terms of each Plan, (ii) the establishment of the performance goals under each Plan, (iii) the grant or payment of all qualified performance-based compensation and (iv) all stock option grants made to the executive officers of the Company pursuant to the terms of the Plans.

The Compensation Committee seeks the views of our Chief Executive Officer with respect to establishing appropriate compensation packages for the Named Executive Officers (other than the Chief Executive Officer). Although its charter grants the Compensation Committee the authority to hire a compensation consultant to advise it and to survey the compensation practices in the Company's industry, the Compensation Committee neither engaged during 2006 nor currently engages any consultant related to compensation matters.

Our Compensation Committee charter is posted on our website at http://investor.vcaantech.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee consists of John M. Baumer, John B. Chickering, Jr. and Frank Reddick (Chairman), each an independent director. During fiscal 2006, the Nominating and Corporate Governance Committee held two meetings.

The principal responsibilities of the Nominating and Corporate Governance Committee are to:

     o review the criteria for selection of new directors and nominees, including the establishment of procedures for the review of potential nominees proposed by stockholders and review with our Board of Directors the desired mix of experience, skills and other qualities;

     o propose to the Board of Directors a slate of nominees for election by the stockholders at our Annual Meetings; and

     o review and reassess the adequacy of the Corporate Governance Guidelines and recommend any proposed changes to the Board of Directors.

Our Nominating and Corporate Governance Committee charter is posted on our website at http://investor.vcaantech.com.

In considering director candidates, the Nominating and Corporate Governance Committee considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met in order to be recommended as a nominee. The Nominating and Corporate Governance Committee does believe, however, that all members of the Board of Directors should have high personal and professional ethics, integrity, practical wisdom and mature judgment, no conflict of interest that would interfere with their performance as a director of a public corporation, a commitment to serve on the Board of Directors over a period of several years, a willingness to represent the best interests of all stockholders and objectively appraise management performance and sufficient time to devote to matters of the Board of Directors.

Our Nominating and Corporate Governance Committee may employ a variety of methods for identifying and evaluating nominees for director, including stockholder recommendations. The Nominating and Corporate Governance Committee considers candidates recommended by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Bylaws, as summarized in the "Questions and Answers" section of this Proxy Statement. If vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director who may come to the Nominating and Corporate Governance Committee's attention through current members of the Board of Directors, professional search firms or consultants, stockholders, or other persons. The Nominating and Corporate Governance Committee may hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. In 2006, no professional search firms or consultants were retained and, accordingly, no fees were paid in this regard to professional search firms or consultants in 2006. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who made the recommendation for consideration.

DIRECTOR ATTENDANCE

All incumbent directors attended 75% or more of all the meetings of the Board of Directors in fiscal 2006. All incumbent directors attended 75% or more of all the meetings of those committees on which they served in fiscal 2006. The Company encourages, but does not require, all incumbent directors and director nominees to attend our Annual Meetings of stockholders. Three of our directors attended our 2006 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2006, the Compensation Committee of our Board of Directors consisted of John B. Chickering, Jr., John M. Baumer and Frank Reddick. None of these individuals was one of our officers or employees at any time during fiscal 2006. Mr. Reddick is a partner at Akin Gump Strauss Hauer & Feld LLP, which provided legal services to us during fiscal 2006 and is providing legal services to us in fiscal 2007. In 2006, the Company paid Akin Gump Strauss Hauer & Feld LLP $550,000 for legal services. Nevertheless, Mr. Reddick is not disqualified from serving as an independent director on our Board of Directors under the NASDAQ Global Select Market listing standards because of the relatively small amount of fees we paid to Akin Gump Strauss Hauer & Feld LLP in fiscal years 2006, 2005 and 2004 in relation to our total revenues and the total revenues of Akin Gump Strauss Hauer & Feld LLP for those same periods. None of our executive officers served as a member of the board of directors or compensation committee of any entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

ITEM 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
         ACCOUNTING FIRM
--------------------------------------------------------------------------------

The Audit Committee has engaged the firm of KPMG LLP to continue to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2007. KPMG LLP has served as VCA's principal independent registered public accounting firm since June 14, 2002.

We are asking the stockholders to ratify the appointment of KPMG LLP as our independent public accounting firm for the fiscal year ending December 31, 2007. The ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007, will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All proxies will be voted to approve the appointment unless a contrary vote is indicated on the enclosed proxy card.

We anticipate that a representative of KPMG LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. The representative of KPMG LLP will be afforded an opportunity to make a statement if he or she so desires at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT AND NON-AUDIT FEES
------------------------

The following table sets forth the aggregate fees billed to us by KPMG LLP, our independent registered public accounting firm, for professional services rendered during the fiscal years ended December 31, 2006 and 2005.

                                                         2006                                  2005
                                                 -----------------                     -----------------
                Audit Fees                             $1,716,724                            $1,324,513
                Tax Fees (1)                               29,500                                     -
                All Other Fees (2)                          6,567                                 3,289
                                                 -----------------                     -----------------
                Total                                  $1,752,791                            $1,327,802
                                                 =================                     =================

-----------------------
(1) Consists of $25,000 for consultation on the tax impact of certain transactions and $4,500 for review of corporate tax returns.

(2)  Consists of miscellaneous consulting services provided by KPMG LLP.

---------------------------------


POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT
SERVICES

The Audit Committee is responsible for appointing, setting the compensation of and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy with respect to the pre-approval of audit and permissible non-audit services and fees provided by the independent registered public accounting firm. The Audit Committee's pre-approval policy requires that all audit and permissible non-audit services and fees be pre-approved by the Audit Committee. Specific pre-approval is not required for permissible non-audit services provided that they:

     o do not, in the aggregate, amount to more than five percent of total revenues paid by the Company to the independent registered public accounting firm in the fiscal year in which the services are provided;

     o were not recognized by the Company as non-audit services at the time of the relevant engagement; and

     o are promptly brought to the attention of the Audit Committee and approved by the Audit Committee (or its designated representatives) prior to the completion of the annual audit.

Pursuant to the pre-approval policy, the Audit Committee's Chairman is delegated the authority to pre-approve audit services and fees, provided he reports those approvals at the next meeting of the Audit Committee. The term of any pre-approval granted by the Audit Committee with respect to a given service is twelve months. All fees in excess of pre-approved levels require specific pre-approval by the Audit Committee. All audit and permissible non-audit services provided to us in 2006 were approved by the Audit Committee.

REPORT OF AUDIT COMMITTEE
-------------------------

         THE INFORMATION IN THIS AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL," OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION OR TO BE SUBJECT TO REGULATION 14A OR 14C AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934.

During fiscal year 2006, the Audit Committee consisted of Messrs. Baumer, Chickering and Heil. Mr. Chickering is the Chairman of the Committee and a financial expert. Messrs. Baumer and Heil are also financial experts. All members of the Committee are independent within the meaning of the NASDAQ Global Select Market listing standards.

The Committee is responsible for overseeing, on behalf of the Board of Directors, the Company's accounting and financial reporting process and the audits of VCA's financial statements. As set forth in its charter, the Committee acts only in an oversight capacity and relies on the work and assurances of management, which has the primary responsibility for the financial reporting process, including the system of internal controls, and the financial statements.

The Committee met nine times and acted two times by unanimous written consent during fiscal 2006. During the course of some of these meetings, the Committee met and held executive sessions with management, the internal auditor and the independent registered public accounting firm regarding the fair and complete presentation of the Company's results.

The Committee believes that a candid, substantive and focused dialogue with the internal auditor and the independent registered public accounting firm is fundamental to the Committee's oversight responsibilities. To support this belief and as required by its charter, the Committee periodically, and at least once a year, meets separately with the internal auditor and KPMG LLP, without management present. In the course of its discussions in these meetings, the Committee asked a number of questions intended to bring to light any areas of potential concern related to VCA's financial reporting and internal controls.

The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Committee reviewed and discussed with management the Company's policies with respect to risk assessment and risk management.

The Committee received from KPMG LLP its audit report on management's assessment of internal control over financial reporting and on VCA's internal control over financial reporting. The Committee reviewed and discussed the results of management's assessment and KPMG LLP's audit as part of its oversight responsibility.

In addition, the Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Committee has discussed with the independent registered public accounting firm the independent accountant's independence from the Company and its management. The Committee also has considered whether the independent registered public accounting firm's provision of non-audit services to the Company is compatible with the accountant's independence. The Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for its audit.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange

Commission. In addition, the Committee has selected and engaged KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007.


                                                      Audit Committee

                                                      JOHN M. BAUMER
                                                      JOHN B. CHICKERING, JR.
                                                      JOHN HEIL

ITEM 3:  PROPOSAL TO APPROVE VCA ANTECH, INC. 2007 ANNUAL CASH INCENTIVE PLAN
--------------------------------------------------------------------------------

We are asking you to approve the 2007 Annual Cash Incentive Plan, which we refer to as the "2007 Annual Cash Incentive Plan" or the "Plan," as set forth in ANNEX A to this Proxy Statement. The Plan is intended to comply with Section 162(m) of the Internal Revenue Code, which we refer to as the "Code." If approved by stockholders, the Plan will allow for the payment of bonuses to the executive officers of VCA and its subsidiaries, and other key executives who are selected to participate in the Plan by the 162(m) Subcommittee of the Compensation Committee, which was formed by the Compensation Committee on April 24, 2007 and which we refer to as the "162(m) Subcommittee." The bonuses will be performance awards based on the satisfaction of performance goals as described below.

On April 24, 2007, the Board of Directors approved the 2007 Annual Incentive Plan. The 2007 Annual Cash Incentive Plan permits the Compensation Committee to grant performance awards based upon pre-established performance goals to executives of VCA selected by the 162(m) Subcommittee, whether or not such executives, at the time of grant, are subject to the limit on deductible compensation under Section 162(m) of the Code.

In order to qualify for deductibility under Section 162(m) of the Code, the Plan, including the performance goals set forth in the Plan, must be approved by the stockholders. No performance awards will be granted under the 2007 Annual Incentive Plan regardless of whether the performance goals are achieved, unless the Plan is approved by the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All proxies will be voted to approve the Plan unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2007 ANNUAL CASH INCENTIVE PLAN.

PURPOSE OF OUR 2007 ANNUAL CASH INCENTIVE PLAN

Stockholder approval of the 2007 Annual Cash Incentive Plan is recommended by the Board of Directors to provide an incentive to executive officers and other selected key executives of VCA and its subsidiaries to contribute to the growth, profitability and increased shareholder value of VCA, to obtain and retain such executives, and to endeavor to maintain the tax-deductible status of such incentive payments to VCA's Chief Executive Officer, Chief Financial Officer and the three other most-highly paid executive officers at year end who are named in VCA's proxy statement for the year in which such amounts are claimed as a deduction by VCA.

SUMMARY OF OUR 2007 ANNUAL CASH INCENTIVE PLAN

The following summary of our 2007 Annual Cash Incentive Plan is qualified by reference to the full text of the Plan, which is attached as ANNEX A to this Proxy Statement.

     ELIGIBILITY

The 2007 Annual Cash Incentive Plan provides for the grant of performance-based incentive compensation, which we refer to as "Performance Awards," to executive officers of VCA and its subsidiaries and other key executives of VCA and its subsidiaries selected by the 162(m) Subcommittee, which we refer to as the "Eligible Employees." Under the 2007 Annual Cash Incentive Plan, the 162(m) Subcommittee, in its sole discretion, may grant Performance Awards to Eligible Employees. The number of participants in the 2007 Annual Cash Incentive Plan is not determinable from year to year.

     PERFORMANCE AWARDS, GOALS AND OBJECTIVES

Under the 2007 Annual Cash Incentive Plan, the 162(m) Subcommittee has the authority to grant Performance Awards. Performance Awards provide participants with the right to an award based upon the achievement of one or more levels of performance required to be attained with respect to one or more Performance Criteria, which we refer to as "Performance Goals." The 2007 Annual Cash Incentive Plan contemplates that the "Performance Criteria," any of which may be selected by the 162(m) Subcommittee, will mean or may be expressed in terms of any of the following business criteria: revenue, sales, earnings before interest, taxes, depreciation and amortization (EBITDA), funds from operations, funds from operations per share, operating income, pre-tax or after-tax income, cash available for distribution, cash available for distribution per share, cash or cash equivalents available for operations, net earnings, earnings per share, return on equity, return on assets, return on capital, economic value added, share price performance, improvements in the Company's attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). Such objective Performance Criteria are not required to be based on increases in a specific business criteria, but may be based on maintaining the status quo or limiting economic losses. A Performance Criterion may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. For purposes of the 2007 Annual Cash Incentive Plan, a "Performance Period" shall mean the calendar year, or such other shorter or longer period designated by the 162(m) Subcommittee, during which performance will be measured in order to determine a participant's entitlement to receive payment of a Performance Award. The initial Performance Period will be the period beginning on April 1, 2007 and ending on December 31, 2007.

The 2007 Annual Cash Incentive Plan contemplates that the 162(m) Subcommittee will establish the Performance Goals for each Performance Award, consisting of one or more business criteria permitted as Performance Criteria under the 2007 Plan and one or more levels of performance with respect to each such criteria. In addition, the 162(m) Subcommittee will establish the amount or amounts payable or other rights that the participant will be entitled to as a Performance Award upon achievement of such levels of performance. The Performance Goals applicable to a Performance Period must be established by the 162(m) Subcommittee prior to, or reasonably promptly following the inception of, a Performance Period, but no later than the earlier of the date that is 90 days after the commencement of the Performance Period or the date prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed, as required by Section 162(m) of the Code.

Upon certification of the achievement of Performance Goals by the 162(m) Subcommittee which entitle a participant to the payment of a Performance Award, the award shall be settled in cash; PROVIDED, HOWEVER, that with respect to a participant who is not a Covered Employee during the taxable year of the Company in which the Performance Award will be paid, an award may be settled in cash without the 162(m) Subcommittee's certification. A participant will not be granted a Performance Award for any Performance Periods that permit the participant in the aggregate to earn a cash payment in excess of the lesser of
(x) five (5) times such participant's base salary or (y) $7 million in a calendar year.

The 162(m) Subcommittee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate the Performance Award of any participant, for any reason, including changes in the participant's position or duties with VCA or any subsidiary during a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. To the extent necessary to preserve the intended economic effects of the 2007 Annual Cash Incentive Plan to VCA and the participants, the 162(m) Subcommittee is also authorized during or after a Performance Period to adjust the Performance Goals and/or the Performance Awards to take into account a change in corporate capitalization, a corporate transaction, any partial or complete liquidation of VCA or any subsidiary or a change in accounting rules (with respect to Performance Awards, a change in accounting rules will not be taken into account for purposes of this adjustment unless the 162(m) Subcommittee determines otherwise no later than the earlier of the date that is 90 days after the commencement of the Performance Period or the date prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed); PROVIDED that no such adjustment may cause any Performance Awards to fail to qualify as "qualified performance based compensation" under Section 162(m) of Code.

In the event a participant terminates his or her employment for any reason during a Performance Period or prior to the payment of the Performance Award, he or she (or his or her beneficiary, in the case of death) will generally not be entitled to receive a Performance Award for such Performance Period unless the participant is not a Covered Employee for the taxable year of the Company in which the Performance Award will be paid and the 162(m) Subcommittee, in its sole and absolute discretion, elects to pay a Performance Award to such participant. In the event of the death of a participant, any payments due to such participant will continue to be paid to his or her beneficiary or, failing such designation, to his or her estate. For purposes hereof, a "Covered Employee" means any employee of the Company who, on the last day of the Company's taxable year, is the chief executive officer of the Company or among the four highest compensated officers of the Company (other than the chief executive officer), each as determined pursuant to the executive compensation disclosure rules under the Exchange Act.

     DEFERRAL OF PAYMENT

A participant may elect to defer receipt of part or all payment due in respect of a Performance Award in accordance with the following requirements, subject to such terms and administrative guidelines as the 162(m) Subcommittee shall specify from time to time.

A participant's irrevocable election to defer payment in respect of a Performance Award shall be made not later than the close of the calendar year immediately preceding the calendar year in which the Performance Period begins. Notwithstanding the foregoing, with respect to any Performance Award for a Performance Period of at least 12 consecutive months and that otherwise qualifies as "performance-based compensation" as that term is defined in Treasury Regulation Section 1.409A-1(e), which we refer to as "409A Performance-Based Compensation," a participant's election to defer payment in respect of such Performance Award shall be made and irrevocable on or before the date that is six months before the end of the Performance Period; PROVIDED the participant is continuously employed by the Company from the later of (i) the beginning of the Performance Period or (ii) the date the Performance Criteria are established through the date of such election; PROVIDED FURTHER that in no event may a participant elect to defer such payment after the Performance Award has become both calculable and substantially certain to be paid. A Performance Award shall be deemed 409A Performance-Based Compensation only if its terms provide that the 162(m) Subcommittee shall only pay such Performance Award upon the certification by the 162(m) Subcommittee that the Performance Goals and other material terms have been met.

A participant's election to defer payment of all or part of a Performance Award shall specify a time or fixed schedule for the payment of such amount, including interest accrued thereon. Notwithstanding the foregoing, any payment deferred in respect of a Performance Award shall be paid in a lump sum upon the first to occur of the following: (i) the participant's separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)); PROVIDED, HOWEVER, that if the Participant is a "specified employee" (within the meaning of Treasury Regulation section 1.409A-1(i)) as of the date of his or her separation from service, such payment shall be made on the earlier of (A) the date that is six months and one day after the participant's separation from service or (B) the participant's death; (ii) the date of the participant's death; (iii) the date on which the participant becomes Disabled (as defined in Section 6 of the Plan);
(iv) the occurrence of an Unforeseeable Emergency (as defined in Section 6 of the Plan), but only to the extent reasonably necessary to satisfy the emergency need, including amounts necessary to pay taxes or penalties reasonably anticipated as a result of such payment, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant's other assets (to the extent such liquidation would not itself cause severe financial hardship); and (v) the occurrence of a Change in Control Event (as defined in
Section 6 of the Plan).

Except upon the occurrence of either of the following events, payment in respect of a Performance Award that has been deferred may not be accelerated or paid before the time set forth in the preceding paragraph: (i) the acceleration of the time or schedule of payment to an individual other than the participant shall be permitted as may be necessary to comply with the terms of a "domestic relations order" (as defined in Section 414(p)(1)(B) of the Code); and (ii) the acceleration of the time or schedule of payment shall be permitted to the extent reasonably necessary to avoid violation of an applicable ethics law or conflicts of interest law (including to permit the participant to participate in activities in the normal course of his or her position with the Company in which the participant would otherwise not be able to participate under an applicable rule), as provided by Treasury Regulation Section 1.409A-3(j)(4)(iii).

A participant may subsequently elect to delay payment of an amount previously deferred; PROVIDED that such election shall be made and irrevocable not less than 12 months before the date the deferred payment is scheduled to be paid, and shall not take effect until at least 12 months after the date on which the election is made; PROVIDED FURTHER that the payment shall be deferred for at least an additional five years from the date such amount would otherwise have been paid.

Interest shall accrue on amounts deferred at a reasonable rate of interest determined by the 162(m) Subcommittee, commencing one day following the date such amount would have been paid had it not been deferred and ending on the date of payment.

     UNFUNDED STATUS OF AWARDS

The 2007 Annual Cash Incentive Plan will constitute an "unfunded" plan for incentive and deferred compensation. Under the terms of the Plan, a participant has only rights which are no greater than those of a general creditor of VCA. The 2007 Annual Cash Incentive Plan permits the Compensation Committee to authorize the creation of trusts and deposit therein cash or other property or make other arrangements to meet VCA's obligations under the 2007 Annual Cash Incentive Plan.

     ADMINISTRATION OF THE PLAN

The 2007 Annual Cash Incentive Plan will be administered by the 162(m) Subcommittee. The Committee has the authority to: (i) select participants; (ii) grant Performance Awards under the Plan; (iii) determine the terms and conditions of, and all other matters relating to, Performance Awards; (iv) prescribe Performance Award agreements; (v) establish, modify or rescind such rules and regulations as it deems necessary for the proper administration of the Plan; and (vi) make such determinations and interpretations and to take such steps in connection with the Plan or the Performance Awards granted thereunder as it deems necessary or advisable.

     EFFECTIVE DATE

The Plan is effective on January 1, 2007, subject to the approval by the stockholders within 12 months of the Effective Date.

     AMENDMENT OF THE PLAN AND AWARDS; TERM

The Board of Directors, or a committee designated by the Board of Directors, may, at any time, terminate or amend, modify or suspend the 2007 Annual Cash Incentive Plan and the terms and provisions of any Performance Award theretofore awarded to any participant which has not been settled; PROVIDED, HOWEVER, that no amendment or modification to any Performance Award shall be authorized or made if the 162(m) Subcommittee determines that such authorization or the making of such amendment or modification would increase or accelerate a payment under a Performance Award, decrease a Performance Goal, or otherwise cause a Performance Award to fail to qualify as "qualified performance based compensation" under
Section 162(m) of the Code. No Performance Award may be granted during any suspension of the Plan or after its termination. Any such amendment may be made without stockholder approval.

NEW PLAN BENEFITS

The amounts payable under the 2007 Annual Cash Incentive Plan that (i) would have been received for fiscal 2006 if the Plan had been in effect or (ii) will be received under the Plan by each of (a) the executive officers of VCA named in the Summary Compensation Table, (b) the executive officers of VCA as a group,
(c) the directors of VCA who are not executive officers as a group and (d) VCA employees who are not executive officers is not currently determinable.

EXECUTIVE COMPENSATION
----------------------

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW OF COMPENSATION PROGRAM

We believe that compensation of our executive and other officers and senior managers should be directly and materially linked to operating performance. The fundamental objective of our compensation program is to attract, retain and motivate top quality executive and other officers through compensation and incentives which are competitive with the market and industry in which we compete for talent and which align the interests of our officers and senior management with the interests of our stockholders.

Overall, we have designed our compensation program to:

     o support our business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;

     o    recruit, motivate and retain executive talent; and

     o    create a strong performance alignment with stockholders.

We seek to achieve these objectives through a variety of compensation elements:

     o    annual base salary;

     o an annual incentive bonus, the amount of which is determined after consideration of both Company performance and individual performance during the prior fiscal year;

     o long-term incentive compensation, delivered in the form of stock options grants and restricted stock awards that are awarded based on the factors described below and that are designed to align executive officers' interests with those of stockholders by rewarding outstanding performance and providing long-term incentives; and

     o    other executive benefits and perquisites.

COMPENSATION PRACTICES

Compensation objectives are developed based on market pay data from proxy statements and other sources, when available, of companies we have identified as being comparable with us in terms of industry, market capitalization, exchange traded and scope of operations ("Industry Peers") (including Laboratory Corporation of America, Idexx Laboratories, Inc., Patterson Companies, Inc., Pediatrix Medical Group, Inc., PetSmart, Inc., Quest Diagnostics Incorporated and Stericycle, Inc.).

In making decisions with respect to any element of executive compensation, the Compensation Committee considers the total compensation that may be awarded to the officer, including salary, annual bonus and long-term incentive compensation. Multiple factors are considered in determining the amount of total compensation (the sum of base salary, annual incentive bonus and long-term compensation delivered through stock option grants and restricted stock awards) to award to executive officers each year. Among these factors are:

     o how proposed amounts of total compensation to our executives compare to amounts paid to similar executives by our Industry Peers both for the prior year and over a multi-year period;

     o    internal pay equity considerations; and

     o    broad trends in executive compensation generally.

In addition, in reviewing and approving employment agreements for Named Executive Officers, the Compensation Committee considers the other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the agreement under a variety of circumstances. The Compensation Committee's goal is to award compensation that is reasonable when all elements of potential compensation are considered.

COMPONENTS OF 2006 EXECUTIVE COMPENSATION

     For the fiscal year ended December 31, 2006, the principal components of compensation for the Named Executive Officers were:

     o    base salary;

     o    annual cash bonus;

     o    grants of stock options and other long-term incentive compensation;
          and

     o    perquisites and other personal benefits.

     BASE SALARY

We provide Named Executive Officers with competitive base salaries to compensate them for services rendered to the Company during the fiscal year. The Compensation Committee conducts its annual compensation review of the Named Executive Officers in June of each year. Base salaries of the Named Executive Officers are set at levels comparable to salaries paid by our Industry Peers. The salaries of all Named Executive Offices are determined through mutual negotiations between the executive and the Compensation Committee. We may enter into employment agreements with executive officers, in which case we are required to compensate those executive officers in accordance with their employment agreements. We currently have employment agreements with our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. We believe that employment agreements with key executives are in our best interests to assure continuity of management.

Minimum base salaries for our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer are determined pursuant to their employment agreements. These minimum salaries, the amount of any increase over these minimums and base salaries for the executive officers whose salaries are not specified in an agreement are determined by the Compensation Committee based on a variety of factors, including:

     o compensation levels of similarly positioned executive officers in comparable companies;

     o    the performance of the Company as a whole;

     o the performance of the business area or function for which the Named Executive Officer is responsible;

     o qualitative factors reflecting the individual performance of the particular Named Executive Officer; and

     o the recommendations of the Chief Executive Officer (except in the case of his own compensation).

Adjustments to base salaries for the Named Executive Officers are effective July 1st of each year. The base salary paid to each Named Executive Officer in fiscal year 2006 is reflected in the column titled "Salary" of the Summary Compensation Table on page 26 of this Proxy Statement.

     ANNUAL CASH BONUS

We grant discretionary cash bonuses to the Named Executive Officers that are designed to create a direct link between performance and compensation for the Named Executive Officers. Under the discretionary cash bonus program, the Compensation Committee may award annual cash bonuses to the Named Executive Officers in amounts determined in its sole discretion. The Compensation Committee may take into account any criteria that it deems relevant to assessing the performance and contributions of the Named Executive Officers, including revenue, market share, earnings per share, income from operations, earnings before interest, taxes, depreciation, and amortization (EBITDA), Adjusted EBITDA (adjusted to exclude certain significant items as determined in the sole discretion of the Compensation Committee), net income, net income per common share, the price of the Company's common stock, stockholder return, return on equity, return on investment, return on capital and the performance of the Named Executive Officer in the discharge of that officer's particular duties.

In determining the cash bonuses for the Named Executive Officers for fiscal year 2006, the Compensation Committee compared the actual Adjusted EBITDA and adjusted net income per common share for fiscal year 2006 to the Company's targets for these metrics for the year and took into account the increase in the price of the Company's common stock over fiscal 2005 and the performance of the Named Executive Officer in the discharge of that officer's particular duties. The Compensation Committee also considered the recommendations of the Chief Executive Officer (except in the case of his own bonus).

The cash bonus awarded on April 24, 2007 to each Named Executive Officers under the discretionary cash bonus program for such officer's performance in fiscal year 2006 is reflected in the column titled "Bonus" of the Summary Compensation Table on page 26 of this Proxy Statement.

     GRANTS OF STOCK OPTIONS AND OTHER LONG-TERM INCENTIVE COMPENSATION

The long-term incentive compensation element provides a periodic award (typically semi-annual) that is performance based. The objective of the program is to align compensation for executive officers over a multi-year period directly with the interests of our stockholders by motivating and rewarding creation and preservation of long-term stockholder value. The level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to Named Executive Officers and the overall goals of the compensation program described above.

At December 31, 2006, 112 employees held stock option grants under our equity incentive plans. Equity ownership for all executive officers, our other officers and senior managers is important for purposes of incentive, retention and alignment with stockholders.

Historically, the Compensation Committee has granted stock options to the Named Executive Officers. However, at a Compensation Committee meeting held in December 2006, the Compensation Committee discussed the relative tax and accounting treatment of restricted stock awards and stock option grants and the dilutive impact of the two forms of compensation on existing stockholders. In January 2007, the Compensation Committee decided to grant restricted stock awards to the Named Executive Officers in lieu of stock options.

Although there is no specified grant date for equity awards, at the Compensation Committee meeting held in December 2006, the Compensation Committee adopted a policy pursuant to which it will, at a regularly scheduled Compensation Committee meeting, set in advance the meeting date for granting equity awards to Named Executive Officers. The Compensation Committee adopted this policy to mitigate against the perception that grant dates are set to achieve any benefits for the Named Executive Officers.

On January 5, 2007, the Compensation Committee made a restricted stock award to each Named Executive Officer under the VCA Antech, Inc. 2006 Equity Incentive Plan. These awards are not reflected in the Summary Compensation Table because they were not granted during the fiscal year ending December 31, 2006.

     PERQUISITES AND OTHER PERSONAL BENEFITS

In order to better enable us to attract and retain highly skilled executive officers and to round out a competitive compensation package for Named Executive Officers, we provide Named Executive Officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation philosophy and objectives. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

The Named Executive Officers, among other things, are provided use of automobiles, are reimbursed for their out-of-pocket medical expenses and participate in the plans and programs described above.

The attributed costs and a more detailed description of the perquisites and other personal benefits received by each Named Executive Officer for fiscal year 2006 are included in column titled "All Other Compensation," and the footnotes thereto, of the Summary Compensation Table on page 26 of this Proxy Statement.

TERMINATION AND CHANGE IN CONTROL PAYMENTS

We have entered into employment agreements with certain of our Named Executive Officers. These employment agreements, which are designed to promote stability and continuity of senior management, provide for termination and change in control payments. A summary of these severance payments is set forth under the heading "Employment Agreements; Payment Upon Termination and Change in Control" on page 29 of this Proxy Statement.

TAX AND ACCOUNTING IMPLICATIONS

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that the Company may not deduct non-performance based compensation of more than $1,000,000 that is paid to certain executive officers. Except with respect to a portion of the compensation paid to our Chief Executive Officer, all compensation paid to the Named Executive Officers for fiscal year 2006 will be fully deductible. In order to maintain flexibility in compensating the Named Executive Officers in a manner designed to promote varying corporate goals, we have not adopted a policy that all compensation must be deductible.

On April 24, 2007, the Board of Directors adopted the 2007 Annual Cash Incentive Plan. The Company designed the 2007 Annual Cash Incentive Plan so that the payments made under the Plan are eligible for deduction under Section 162(m) of the Code, subject to approval of the Plan by our stockholders at the Annual Meeting. See Item 3 on page 18 of this Proxy Statement.

     ACCOUNTING FOR STOCK-BASED COMPENSATION

Beginning on January 1, 2006, the Company began accounting for stock-based payments to employees, including stock options, in accordance with the requirements of SFAS No. 123R.

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation paid or earned by our Chief Executive Officer, Chief Financial Officer and each of our other three most highly compensated executive officers (whose compensation exceeded $100,000 during the last fiscal year) for services rendered to us for the year ended December 31, 2006. We refer to these officers as the Named Executive Officers.


                                                                                          CHANGE IN
                                                                                        PENSION VALUE
                                                                           NON-EQUITY  AND NONQUALIFIED
                                                                           INCENTIVE        DEFERRED
NAME AND PRINCIPAL                                       STOCK   OPTION       PLAN       COMPENSATION  ALL OTHER
POSITION                     YEAR    SALARY    BONUS     AWARDS  AWARDS   COMPENSATION     EARNINGS   COMPENSATION    TOTAL
--------                     ----    ------    ------    ------  ------   -------------   ----------  -------------   -----
                                                (1)                (2)                                    (3)
                                       ($)      ($)        ($)     ($)        ($)           ($)           ($)           ($)
ROBERT L. ANTIN,             2006    $683,617  $825,000    $--   $19,333      $--           $--         $81,800     $1,609,750
Chairman of the Board,
Chief Executive Officer
and President

ARTHUR J. ANTIN,             2006    $508,846  $472,500    $--   $15,333      $--           $--         $56,451     $1,053,130
Chief Operating Officer
and Senior Vice President

NEIL TAUBER,                 2006    $346,923  $248,500    $--   $6,667       $--           $--         $60,117       $662,207
Senior Vice President of
Development

TOMAS W. FULLER,             2006    $346,923  $248,500    $--   $11,333      $--           $--         $21,229       $627,985
Chief Financial Officer,
Vice President and
Secretary

DAWN R. OLSEN,               2006    $219,615  $50,625      $--  $76,629      $--           $--          $3,916       $350,785
Principal Accounting
Officer, Vice President
and Controller

-----------------------

     (1) Amounts in the "Bonus" column were determined by the Compensation Committee at its April 24, 2007 meeting in accordance with the Company's discretionary bonus program, which is discussed in further detail on page 23 of this Proxy Statement, and were paid shortly thereafter.

     (2) The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123R, and include amounts from options granted prior to 2006. The assumptions used in the calculation of these amounts are included in footnote 8 to the Company's audited financial statements for the fiscal year ended December 31, 2006 included in the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2007.

     (3) All Other Compensation for the fiscal year ended December 31, 2006 consists of the following:




                                 ROBERT L. ANTIN       ARTHUR J. ANTIN         NEIL TAUBER       TOMAS W. FULLER      DAWN R. OLSEN
                                 ----------------    -------------------    -----------------   ------------------   ---------------
    Automobile lease and auto   $         40,210   $             33,359   $            28,893   $           9,405   $             --
    insurance (a)
    Medical insurance premiums            40,103                 21,605                29,737              10,817              2,909
    and reimbursement of
    out-of-pocket medical
    expenses
    401(k) Company contribution            1,487                  1,487                 1,487               1,007              1,007
                                 ----------------    -------------------    ------------------    ----------------    --------------
    Total                       $         81,800   $             56,451   $            60,117   $          21,229   $          3,916
                                 ================    ===================    ==================    ================    ==============

------------------
     (a) For disclosure purposes, the annual cost of the Company leased automobile was determined based on the Annual Lease Value as provided in the Code.


GRANTS OF PLAN-BASED AWARDS IN FISCAL 2006

The Company did not make any grants of plan-based awards during the fiscal year ended December 31, 2006 to the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the number of securities underlying outstanding plan awards for each Named Executive Officer as of December 31, 2006.

                                           OPTION AWARDS                                             STOCK AWARDS
                        ----------------------------------------------                 ----------------------------------------
                                               EQUITY                                                     EQUITY          EQUITY
                                           INCENTIVE PLAN                                             INCENTIVE PLAN  INCENTIVE PLAN
                                               AWARDS:                                                    AWARDS:     AWARDS: MARKET
                                              NUMBER OF                       NUMBER OF  MARKET VALUE   NUMBER OF    OR PAYOUT VALUE
                  NUMBER OF     NUMBER OF    SECURITIES                       SHARES OR  OF SHARES OR    UNLEARNED     OF UNEARNEDS
                 SECURITIES    SECURITIES    UNDERLYING                        UNITS OF    UNITS OF    SHARES, UNITS  SHARES, UNITS
                 UNDERLYING    UNDERLYING    UNEXERCISED OPTION      OPTION   STOCK THAT  STOCK THAT     OR OTHER    OR OTHER RIGHTS
                 UNEXERCISED   UNEXERCISED    UNEARNED  EXERCISE   EXPIRATION  HAVE NOT    HAVE NOT     RIGHTS THAT   THAT HAVE NOT
  NAME             OPTIONS       OPTIONS       OPTIONS   PRICE        DATE      VESTED      VESTED    HAVE NOT VESTED     VESTED
  ----             -------       -------     ---------   -----        -----   ---------    -------    --------------  --------------
                     (#)           (#)          (#)       ($)                    (#)         ($)             (#)             ($)
                 EXERCISABLE  UNEXERCISABLE
  Robert L. Antin   290,000       --            --        $7.00     12/17/2012   --          --             --               --

                    425,000       --            --       $19.40     10/19/2010   --          --             --               --

  Arthur J. Antin    45,690       --            --        $0.50      9/20/2010   --          --             --               --

                    230,000       --            --        $7.00     12/17/2012   --          --             --               --

                    175,000       --            --       $19.40     10/19/2010   --          --             --               --

  Neil Tauber        42,500       --            --        $7.00     12/17/2012   --          --             --               --

                    175,000       --            --       $19.40     10/19/2010   --          --             --               --

  Tomas W. Fuller    40,000       --            --        $0.50      9/20/2010   --          --             --               --

                    170,000       --            --        $7.00     12/17/2012   --          --             --               --

                    175,000       --            --       $19.40     10/19/2010   --          --             --               --

  Dawn R. Olsen      46,958      1,042 (1)      --        $7.00     12/17/2012   --          --             --               --

                     16,000     24,000 (2)      --       $16.11      3/11/2010   --          --             --               --

                     30,000       --            --       $23.68     10/31/2012   --          --             --               --

--------------------
     (1)  Unvested options vest in one installment of 1,042 on January 1, 2007.

     (2) Unvested options vest in two installments: 8,000 on September 1, 2007 and 16,000 on September 1, 2008.



OPTIONS EXERCISED AND STOCK VESTED

The following table sets forth information regarding the stock option awards that were exercised by each of our Named Executive Officers during the fiscal year ended December 31, 2006.

                                          OPTION AWARDS                                  STOCK AWARDS
                                          -------------                                  ------------

                              NUMBER OF SHARES                             NUMBER OF SHARES
                                  ACQUIRED         VALUE REALIZED ON           ACQUIRED            VALUE REALIZED ON
           NAME                  ON EXERCISE          EXERCISE (1)            ON VESTING                VESTING
           ----                  -----------          ------------            ----------                -------
                                     (#)                   ($)                    (#)                     ($)
Robert L. Antin                      --                    --                     --                       --

Arthur J. Antin                      --                    --                     --                       --

Neil Tauber                          --                    --                     --                       --

Tomas W. Fuller                      --                    --                     --                       --

Dawn R. Olsen                      28,000               $873,741                  --                       --

-----------------
     (1) The dollar amount represents the difference between the aggregate market price of the shares of common stock underlying the options at exercise and the aggregate exercise price of the options.


SUMMARY OF EQUITY COMPENSATION PLAN

The following table sets forth information concerning all equity compensation plans and individual compensation arrangements in effect during the fiscal year ended December 31, 2006.

                                        NUMBER OF SECURITIES TO BE                                  NUMBER OF SECURITIES REMAINING
                                         ISSUED UPON EXERCISE OF       WEIGHTED AVERAGE EXERCISE     AVAILABLE FOR FUTURE ISSUANCE
            PLAN CATEGORY                   OUTSTANDING OPTIONS       PRICE OF OUTSTANDING OPTIONS  UNDER EQUITY COMPENSATION PLANS
            -------------                   -------------------       ----------------------------  -------------------------------
Equity Compensation Plans Approved
by Security Holders........                      5,289,763                       $15.72                       6,490,412

Equity Compensation Plans Not
Approved By Security Holders                        --                             --                               --
                                       ---------------------------   -------------------------------  -------------------------
                                                 5,289,763                       $15.72                       6,490,412
Total......................
                                       ===========================   ===============================  =========================


EMPLOYMENT AGREEMENTS; PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL

We have employment agreements with Robert L. Antin, Arthur J. Antin and Tomas W. Fuller, and a severance agreement with Neil Tauber. Each of these agreements provide for certain payments upon termination or Change In Control. For purposes of this section, a "Change in Control" shall be deemed to have occurred if (a) there shall be consummated (x) any consolidation or merger of the Company into or with another "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of Exchange Act) pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than any consolidation or merger of the Company in which the persons who were stockholders of the Company immediately prior to the consummation of such consolidation or merger are the beneficial owners (within the meaning of Rule 13d-3 under the Exchange
Act), immediately following the consummation of such consolidation or merger, of 62.5% or more of the combined voting power of the then outstanding voting securities of the person surviving or resulting from such consolidation or merger, or (y) any sale, lease or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (b) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (c) any person who is not, immediately following the occurrence of a Public Offering Event (as defined in the Stockholders Agreement, dated as of September 20, 2000, by and among the Company, certain officers of the Company and the other signatories thereto, as amended), the beneficial owner of 10% or more of the Company's outstanding common stock (or any person who is not an affiliate or related party of such a beneficial owner of 10% or more of the Company's outstanding common stock) shall become the beneficial owner of 25% or more of the Company's outstanding common stock, or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire board of directors of the Company cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period).

     ROBERT L. ANTIN

Mr. Antin's employment agreement, dated as of November 27, 2001, provides for Mr. Antin to serve as our Chairman of the Board, Chief Executive Officer and President for a term of five years from any given date, such that there shall always be a minimum of at least five years remaining under his employment agreement. The employment agreement provides for Mr. Antin to receive an annual base salary of $520,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by the compensation committee. Mr. Antin also is entitled to specified perquisites.

If Mr. Antin's employment is terminated due to his death, the employment agreement provides that we will pay Mr. Antin's estate his accrued and unpaid salary, his accrued and unused vacation and sick pay, his base salary during the scheduled term of the employment agreement, accelerate the vesting of his options and continue to provide family medical benefits. If Mr. Antin's employment is terminated due to his disability, the employment agreement provides that we will pay Mr. Antin his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. Antin), accelerate the vesting of his options and continue to provide specified benefits and perquisites. In the case of termination due to death or disability, any unexercised options will remain exercisable for the full term.

If Mr. Antin terminates the employment agreement for "cause," if we terminate the employment agreement without cause or in the event of a Change in Control, in which event the employment of Mr. Antin terminates automatically, we will pay Mr. Antin his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement and an amount equal to five times the greater of Mr. Antin's last annual bonus or the average of all bonuses paid to Mr. Antin under the employment agreement. In addition, we will accelerate the vesting of his options and continue to provide specified benefits and perquisites. In these circumstances, Mr. Antin may exercise his options immediately upon termination and thereafter during the term of the option. For purposes of this paragraph, "cause" means as the result of (x) a willful breach of any of the material obligations of the Company to Mr. Antin under the employment agreement following written notice delivered to the Company and a reasonable cure period not to exceed 30 days; (y) the Company's chief executive offices moving to a location outside of Los Angeles County, California; or (z) Mr. Antin failing to be reelected to, or being removed from, the Board of Directors.

If Mr. Antin terminates the employment agreement without cause or we terminate the employment agreement for "cause," Mr. Antin is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay. For purposes of this paragraph, for "cause" means for a conviction (including any plea of guilty or no contest) of (x) any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise, or (y) any crime of moral turpitude.

If any of the payments due Mr. Antin upon termination qualify as "excess parachute payments" under the Code, Mr. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

In the event of a Change in Control and at our request, Mr. Antin is obligated to continue to serve under the same terms and conditions of his employment agreement for a period of up to 180 days following the termination date at his then-current base salary.

THE FOLLOWING TABLE DESCRIBES THE POTENTIAL PAYMENTS TO MR. ROBERT L. ANTIN UPON TERMINATION OR CHANGE IN CONTROL.



PAYMENTS & BENEFITS                                            BY OFFICER       BY OFFICER    BY COMPANY     BY COMPANY   CHANGE IN
UPON TERMINATION (1)           DEATH          DISABILITY       FOR CAUSE      WITHOUT CAUSE  WITHOUT CAUSE    FOR CAUSE    CONTROL
----------------------    --------------    --------------   -------------   --------------  --------------  ----------- -----------
ACCRUED & UNPAID SALARY    $    31,731       $   31,731      $   31,731       $  31,731      $   31,731     $  31,731   $    31,731
(2)

ACCRUED VACATION (3)                --               --              --              --              --            --            --

CASH SEVERANCE               4,125,000        4,115,500       8,250,000              --       8,250,000            --     8,250,000

ACCELERATION OF STOCK               --               --              --              --              --            --            --
OPTIONS (4)

AUTOMOBILE                          --          233,298         233,298              --         233,298            --       233,298

CLUB MEMBERSHIP                     --          133,288         133,288              --         133,288            --       133,288

GROUP LIFE, MEDICAL AND        130,884          140,744         140,744              --         140,744            --       140,744
OTHER COMPANY INSURANCE
PLANS (5)

EXCISE TAX / GROSS-UP               --               --              --              --              --            --     4,194,310
                           -------------    -------------   -------------    ------------    ------------    ----------  -----------
TOTAL                      $ 4,287,615       $4,654,561     $ 8,789,061       $  31,371      $8,789,061      $ 31,731   $12,983,371
                           =============    =============   =============    ============    =============   =========== ===========

-----------------------
(1) Upon the termination of Mr. Antin's employment or a Change in Control, Mr. Antin will receive a lump sum payment consisting of (a) accrued and unpaid salary, (b) cash severance and (c) an additional amount to cover the tax consequences associated with "excess parachute payments" under the Code, if any. All other payments set forth above will be paid over a five year period. For example, during such five year period, Mr. Antin will receive an average annual payment of $46,660 towards the cost of an automobile.

(2)  Reflects Mr. Antin's accrued and unpaid salary as of December 29, 2006.

(3)  As of December 29, 2006, Mr. Antin had no accrued vacation.

(4)  As of December 29, 2006, all options held by Mr. Antin were vested.

(5) Includes approximately $10,000 per year for reimbursement of out-of-pocket medical expenses and related insurance premiums (for a total of approximately $50,000 for the five year period during which Mr. Antin is entitled to such reimbursement). The average annual amount was calculated by dividing the sum of the reimbursements of out-of-pocket medical expenses to Mr. Antin and the related insurance premiums paid by the Company for the last four fiscal years (2003-2006) by four. However, in accordance with the terms of the executive health insurance plans maintained by the Company, Mr. Antin is entitled to a maximum annual reimbursement of $200,000 (of which the Company is responsible for $120,000 with insurance paying the remainder). In addition, the Company pays an insurance premium equal to 10% of the reimbursements paid by it up to a maximum of $12,000 per year. As a result, if Mr. Antin was reimbursed the maximum amount per year during the five year period during which he is entitled to such reimbursement, the amounts set forth in the "Group Life, Medical and Other Company Insurance Plans" row would have to be increased by $1,010,515.


     ARTHUR J. ANTIN

Mr. Antin's employment agreement, dated as of November 27, 2001, provides for Mr. Antin to serve as our Chief Operating Officer, Senior Vice President and Secretary for a term equal to three years from any given date, such that there shall always be a minimum of at least three years remaining under his employment agreement. (Mr. Antin no longer serves as the Company's Secretary.) The employment agreement provides for Mr. Antin to receive an annual base salary of $416,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by the compensation committee. Mr. Antin also is entitled to specified perquisites.

If Mr. Antin's employment is terminated due to his death, the employment agreement provides that we will pay Mr. Antin's estate his accrued and unpaid salary, his accrued and unused vacation and sick pay, his base salary during the scheduled term of the employment agreement, accelerate the vesting of his options and continue to provide family medical benefits. If Mr. Antin's employment is terminated due to his disability, the employment agreement provides that we will pay Mr. Antin his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. Antin), accelerate the vesting of his options and continue to provide specified benefits and perquisites. In the case of termination due to death or disability, any unexercised options will remain exercisable for the full term.

If Mr. Antin terminates the employment agreement for "cause," if we terminate the employment agreement without cause or in the event of a Change in Control, in which event the employment of Mr. Antin terminates automatically, we will pay Mr. Antin his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement and an amount equal to three times the greater of Mr. Antin's last annual bonus or the average of all bonuses paid to Mr. Antin under the employment agreement. In addition, we will accelerate the vesting of his options and continue to provide specified benefits and perquisites. In these circumstances, Mr. Antin may exercise his options immediately upon termination and thereafter during the full term of the option. For purposes of this paragraph, for "cause" means as the result of (x) a willful breach of any of the material obligations of the Company to Mr. Antin under the employment agreement following written notice delivered to the Company and a reasonable cure period not to exceed 30 days; or (y) the Company's chief executive offices moving to a location outside of Los Angeles County, California.

If Mr. Antin terminates the employment agreement without cause or we terminate the employment agreement for "cause," Mr. Antin is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay. For purposes of this paragraph, for "cause" means for a conviction (including any plea of guilty or no contest) of (x) any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise, or (y) any crime of moral turpitude.

If any of the payments due Mr. Antin upon termination qualify as "excess parachute payments" under the Code, Mr. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

In the event of a Change in Control and at our request, Mr. Antin is obligated to continue to serve under the same terms and conditions of his employment agreement for a period of up to 180 days following the termination date at his then-current base salary.

THE FOLLOWING TABLE DESCRIBES THE POTENTIAL PAYMENTS TO MR. ARTHUR J. ANTIN UPON TERMINATION OR CHANGE IN CONTROL.


PAYMENTS & BENEFITS                                       BY OFFICER    BY OFFICER     BY COMPANY     BY COMPANY        CHANGE IN
UPON TERMINATION (1)             DEATH      DISABILITY    FOR CAUSE    WITHOUT CAUSE  WITHOUT CAUSE    FOR CAUSE         CONTROL
-------------------------    -----------   ------------ -------------- -------------  -------------  ---------------  --------------
ACCRUED & UNPAID SALARY     $    20,192    $    20,192    $   20,192   $  20,192      $  20,192       $  20,192         $   20,192
(2)

ACCRUED VACATION (3)                 --             --            --          --             --              --                 --

CASH SEVERANCE                1,575,000      1,569,900     2,992,500          --      2,992,500              --          2,992,500

ACCELERATION OF STOCK                --             --            --          --             --              --                 --
OPTIONS (4)

AUTOMOBILE                           --        110,422       110,422          --        110,422              --            110,422

CLUB MEMBERSHIP                      --         50,695        50,695          --         50,695              --             50,695

GROUP LIFE, MEDICAL AND          79,256         84,572        84,572          --         84,572              --             84,572
OTHER COMPANY INSURANCE
PLANS (5)

EXCISE TAX / GROSS-UP                --             --            --          --             --              --         $1,428,638
                             -----------    -----------    ----------   ----------   ------------    -------------   --------------
TOTAL                       $ 1,674,448    $ 1,835,781    $3,258,381   $  20,192     $3,258,381       $  20,192         $4,687,019
                             ===========    ===========    ==========   ==========   ============    =============   ==============

------------------

(1) Upon the termination of Mr. Antin's employment or a Change in Control, Mr. Antin will receive a lump sum payment consisting of (a) accrued and unpaid salary, (b) cash severance and (c) an additional amount to cover the tax consequences associated with "excess parachute payments" under the Code, if any. All other payments set forth above will be paid over a three year period. For example, during such three year period, Mr. Antin will receive an average annual payment of $36,807 towards the cost of an automobile.

(2)  Reflects Mr. Antin's accrued and unpaid salary as of December 29, 2006.

(3)  As of December 29, 2006, Mr. Antin had no accrued vacation.

(4)  As of December 29, 2006, all options held by Mr. Antin were vested.

(5) Includes approximately $10,000 per year for reimbursement of out-of-pocket medical expenses and related insurance premiums (for a total of approximately $30,000 for the three year period during which Mr. Antin is entitled to reimbursement). The average annual amount was calculated by dividing the sum of the reimbursements of out-of-pocket medical expenses to Mr. Antin and the related insurance premiums paid by the Company for the last four fiscal years (2003-2006) by four. However, in accordance with the terms of the executive health insurance plans maintained by the Company, Mr. Antin is entitled to a maximum annual reimbursement of $200,000 (of which the Company is responsible for $120,000 with insurance paying the remainder). In addition, the Company pays an insurance premium equal to 10% of the reimbursements paid by it up to a maximum of $12,000 per year. As a result, if Mr. Antin was reimbursed the maximum amount per year during the three year period during which he is entitled to reimbursement, the amounts set forth in the "Group Life, Medical and Other Company Insurance Plans" row would have to be increased by $605,583.


     TOMAS W. FULLER

Mr. Fuller's employment agreement dated as of November 27, 2001, provides for Mr. Fuller to serve as our Chief Financial Officer, Vice President and Assistant Secretary for a term equal to two years from any given date, such that there shall always be a minimum of at least two years remaining under his employment agreement. (Mr. Fuller currently serves as the Company's Secretary.) The employment agreement provides for Mr. Fuller to receive an annual base salary of not less than $244,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by the compensation committee.

If Mr. Fuller's employment is terminated due to his death, the employment agreement provides that we will pay Mr. Fuller's estate his accrued and unpaid salary, his accrued and unused vacation and sick pay, his base salary during the scheduled term of the employment agreement, accelerate the vesting of his options and continue to provide family medical benefits. If Mr. Fuller's employment is terminated due to his disability, the employment agreement provides that we will pay Mr. Fuller his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. Fuller), accelerate the vesting of his options and continue to provide specified benefits and perquisites. In the case of termination due to death or disability, any unexercised options will remain exercisable for the full term.

If Mr. Fuller terminates the employment agreement for "cause," if we terminate the employment agreement without cause or in the event of a Change in Control, in which event the employment of Mr. Fuller terminates automatically, we will pay Mr. Fuller his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement and an amount equal to two times the greater of Mr. Fuller's last annual bonus or the average of all bonuses paid to Mr. Fuller under the employment agreement. In addition, we will accelerate the vesting of his options and continue to provide specified benefits and perquisites. In these circumstances, Mr. Fuller may exercise his options immediately upon termination and thereafter for the full term of the option. For purposes of this paragraph, for "cause" means as the result of (x) a willful breach of any of the material obligations of the Company to Mr. Fuller under the employment agreement following written notice delivered to the Company and a reasonable cure period not to exceed 30 days; or (y) the Company's chief executive offices moving to a location outside of Los Angeles County, California.

If Mr. Fuller terminates the employment agreement without cause or we terminate the employment agreement for "cause," Mr. Fuller is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay. For purposes of this paragraph, for "cause" means for a conviction (including any plea of guilty or no contest) of (x) any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise, or (y) any crime of moral turpitude.

If any of the payments due Mr. Fuller upon termination qualify as "excess parachute payments" under the Code, Mr. Fuller also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

In the event of a Change in Control and at our request, Mr. Fuller is obligated to continue to serve under the same terms and conditions of his employment agreement for a period of up to 180 days following the termination date at his then-current base salary.

THE FOLLOWING TABLE DESCRIBES THE POTENTIAL PAYMENTS TO MR. TOMAS W. FULLER UPON TERMINATION OR CHANGE IN CONTROL.


PAYMENTS & BENEFITS                                        BY OFFICER     BY OFFICER      BY COMPANY     BY COMPANY    CHANGE IN
UPON TERMINATION (1)             DEATH       DISABILITY     FOR CAUSE    WITHOUT CAUSE   WITHOUT CAUSE    FOR CAUSE     CONTROL
-------------------------     ------------  ------------   ------------  -------------  --------------  ------------  -------------
ACCRUED & UNPAID SALARY       $ 13,654       $ 13,654      $  13,654     $ 13,654       $  13,654       $ 13,654     $   13,654
(2)

ACCRUED VACATION (3)                --             --             --           --              --             --             --

CASH SEVERANCE                 710,000        707,720      1,207,000           --       1,207,000             --      1,207,000

ACCELERATION OF STOCK               --             --             --           --              --             --             --
OPTIONS (4)

AUTOMOBILE                          --         20,244         20,244           --          20,244             --         20,244

GROUP LIFE, MEDICAL AND         25,732         28,156         28,156           --          28,156             --         28,156
OTHER COMPANY INSURANCE
PLANS (5)

EXCISE TAX / GROSS-UP               --             --             --           --              --             --     $  571,005
                              -----------   -----------   ------------   -----------   ------------   -----------   ---------------
TOTAL                         $749,386       $769,774     $1,269,054     $ 13,654      $1,269,054       $ 13,654     $1,840,059
                              ===========   ===========   ============   ===========   ============   ===========   ===============

----------------------
(1) Upon the termination of Mr. Fuller's employment or a Change in Control, Mr. Fuller will receive a lump sum payment consisting of (a) accrued and unpaid salary, (b) cash severance and (c) an additional amount to cover the tax consequences associated with "excess parachute payments" under the Code, if any. All other payments set forth above will be paid over a two year period. For example, during such two year period, Mr. Fuller will receive an average annual payment of $10,122 towards the cost of an automobile.


                                       33


(2)  Reflects Mr. Fuller's accrued and unpaid salary as of December 29, 2006.

(3)  As of December 29, 2006, Mr. Fuller had no accrued vacation.

(4)  As of December 29, 2006, all options held by Mr. Fuller were vested.

(5) Includes approximately $1,300 per year for reimbursement of out-of-pocket medical expenses and related insurance premiums (for a total of approximately $2,600 for the two year period during which Mr. Fuller is entitled to such reimbursement). The average annual amount was calculated by dividing the sum of the reimbursements of out-of-pocket medical expenses to Mr. Fuller and the related insurance premiums paid by the Company for the last four fiscal years (2003-2006) by four. However, in accordance with the terms of the executive health insurance plans maintained by the Company, Mr. Fuller is entitled to a maximum annual reimbursement of $200,000 (of which the Company is responsible for $120,000 with insurance paying the remainder). In addition, the Company pays an insurance premium equal to 10% of the reimbursements paid by it up to a maximum of $12,000 per year. As a result, if Mr. Fuller was reimbursed the maximum amount per year during the two year period during which he is entitled to reimbursement, the amounts set forth in the "Group Life, Medical and Other Company Insurance Plans" row would have to be increased by $421,416.


     NEIL TAUBER

On March 3, 2003, we executed a severance agreement with Mr. Tauber which provides that if Mr. Tauber's employment with us terminates for any reason other than for "cause," then we will pay Mr. Tauber the amount he would have earned as base salary during the 12 months following the termination date (reduced by any amounts paid under any long-term disability insurance policy maintained by us for the benefit of Mr. Tauber) and continue to provide medical benefits for the 12 months following the termination date. For purposes of this paragraph, for "cause" means for (i) a conviction (including any plea of guilty or no contest) of (x) any misdemeanor or felony involving the embezzlement, theft or misappropriation of monies or other property of the Company, or (y) any felony involving the theft or misappropriation of monies or other property or any crime of moral turpitude, or (ii) willful and continued neglect of Mr. Tauber's duties, but only if such neglect continues for thirty days following receipt by Mr. Tauber of written notice from the Company specifying that breach and demanding that Mr. Tauber cease those activities.

THE FOLLOWING TABLE DESCRIBES THE POTENTIAL PAYMENTS TO MR. NEIL TAUBER UPON TERMINATION.

                                             TERMINATION
PAYMENTS & BENEFITS UPON             (FOR ANY REASON OTHER THAN
TERMINATION                                  FOR CAUSE)
--------------------------------     ----------------------------
ACCRUED & UNPAID SALARY (1)       $                       13,654
CASH SEVERANCE (2)                                       355,000
MEDICAL INSURANCE (3)                                     36,117
                                     ----------------------------
TOTAL                             $                      404,771
                                     ============================

(1)  Reflects Mr. Tauber's accrued and unpaid salary as of December 29, 2006.

(2) If Mr. Tauber's employment terminates because of his disability, the cash severance payment would be $353,100.

(3) Includes approximately $18,000 for reimbursement of out-of-pocket medical expenses and related insurance premiums. This amount was calculated by dividing the sum of the reimbursements of out-of-pocket medical expenses to Mr. Tauber and the related insurance premiums paid by the Company for the last four fiscal years (2003-2006) by four. However, in accordance with the terms of the executive health insurance plans maintained by the Company, Mr. Tauber is entitled to a maximum annual reimbursement of $200,000 (of which the Company is responsible for $120,000 with insurance paying the remainder). In addition, the Company pays an insurance premium equal to 10% of the reimbursements paid by it up to a maximum of $12,000 per year. As a result, if Mr. Tauber was reimbursed the maximum amount for the year during which he is entitled to reimbursement, the amount set forth in the "Medical Insurance" row would have to be increased by $194,135.

REPORT OF COMPENSATION COMMITTEE
--------------------------------

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                                              The Compensation Committee

                                              JOHN M. BAUMER
                                              JOHN B. CHICKERING, JR.
                                              FRANK REDDICK

DIRECTOR COMPENSATION
---------------------

The following table and related footnotes summarize the compensation paid by the Company to each non-employee director for the fiscal year ended December 31, 2006. Non-employee director compensation during fiscal 2006 consisted of (i) an annual retainer of $10,000 payable in four equal quarterly installments, (ii) fees for attending meetings of the Board of Directors and its committees in person ($2,000) or telephonically ($1,000), (iii) an annual audit committee chair fee of $10,000 payable in four equal quarterly installments and (iv) an annual option grant to purchase 8,000 shares of the Company's common stock (as adjusted based on whether the last option grant to each non-employee director was more or less than 12 months from the date of the 2006 annual meeting of stockholders).

                                                                                  CHANGE IN PENSION
                                                                    NON-EQUITY   VALUE AND NONQUALIFED
           NAME          FEES EARNED OR   STOCK   OPTION AWARDS   INCENTIVE PLAN DEFERRED COMPENSATION  ALL OTHER
           (1)            PAID IN CASH    AWARDS        (2)        COMPENSATION        EARNINGS        COMPENSATION          TOTAL
          -------        --------------  ------   -------------   -------------- -------------------   ------------         -------
                              ($)          ($)          ($)              ($)              ($)              ($)               ($)
John M . Baumer             $24,500        --      $142,019 (3)       --                  --               --             $166,519
John B. Chickering, Jr.     $44,000        --       $78,081 (4)       --                  --               --             $122,081
John A. Heil                $19,500        --       $31,803 (5)       --                  --               --              $51,303
Frank Reddick               $20,500        --       $31,803 (6)       --                  --               --              $52,303

------------------
     (1) Mr. Robert L. Antin, the Chairman of the Board, Chief Executive Officer and President of the Company, has been omitted from this table since he is an employee director and does not receive any compensation for serving on the Board of Directors. Mr. Antin's compensation is set forth on the Summary Compensation Table on page 26 of this Proxy Statement.

     (2) The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123R, and include amounts from options granted prior to and during 2006. The assumptions used in the calculation of these amounts are included in footnote 8 to the Company's audited financial statements for the fiscal year ended December 31, 2006 included in the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2007.

     (3) The grant date fair value of the option award to Mr. Baumer in fiscal year 2006 was $106,025. At December 31, 2006, Mr. Baumer held options to purchase 39,665 shares of the Company's common stock.

     (4) The grant date fair value of the option award to Mr. Chickering in fiscal year 2006 was $98,576. At December 31, 2006, Mr. Chickering held options to purchase 8,986 shares of the Company's common stock.

     (5) The grant date fair value of the option award to Mr. Heil in fiscal year 2006 was $113,485. At December 31, 2006, Mr. Heil held options to purchase 40,345 shares of the Company's common stock.

     (6) The grant date fair value of the option award to Mr. Reddick in fiscal year 2006 was $113,485. At December 31, 2006, Mr. Reddick held options to purchase 92,845 shares of the Company's common stock.


The Compensation Committee reviews director compensation on an annual basis. On January 5, 2007, the Compensation Committee adopted a new compensation program for its non-employee directors, which it subsequently amended on February 28, 2007. Our current non-employee director compensation program is as follows:

     ANNUAL RETAINER

We pay our non-employee directors $10,000 per year, paid quarterly in arrears, $2,000 for each Board of Directors meeting attended in person or committee meeting attended in person which is not held on the same day as a Board of Directors meeting, including reimbursement for out-of-pocket expenses incurred in attending, and $1,000 for each Board of Directors meeting attended telephonically or committee meeting attended telephonically which is not held on the same day as a Board of Directors meeting. We pay the Chairman of our Audit Committee an additional $10,000 per year, paid quarterly in arrears. No employee director receives compensation for his or her service as a member of our Board of Directors.

     RESTRICTED SHARES

Upon appointment to the Board of Directors, each non-employee director receives an initial grant, under our 2006 Equity Incentive Plan, of 2,000 restricted shares of stock. These restricted shares will vest in three equal annual installments, in each of the three 12-month periods, each an "annual period," following the date of grant on that day during such annual period which is the earlier to occur of (a) the day immediately preceding the date of an annual meeting of the Company's stockholders occurring during such annual period and
(b) on the anniversary of the date of grant.

If the date of grant is fewer than 12 months prior to the date of the next annual meeting of stockholders, the number of shares granted will be reduced on a pro-rata basis, based upon the number of months until the next annual meeting of stockholders (e.g., if a non-employee director is appointed January 1 and the next annual meeting of stockholders is April 1, such non-employee director will receive 500 restricted shares).

In addition, each non-employee director receives an annual automatic grant of 2,000 restricted shares on the date of the annual meeting. These restricted shares will vest in three equal annual installments, in each of the three annual periods following the date of grant on that day during such annual period which is the earlier to occur of (a) the day immediately preceding the date of an annual meeting of the Company's stockholders occurring during such annual period and (b) on the anniversary of the date of grant.

CERTAIN TRANSACTIONS WITH RELATED PERSONS
-----------------------------------------

In accordance with its charter, our Audit Committee is responsible for reviewing and approving all related party transactions. At least once a year, the Audit Committee reviews a summary of all related party transactions, including the Company's transactions with our executive officers and directors and with the firms that employ the directors.

Except as disclosed below, neither our directors or executive officers, nor any stockholder owning more than five percent of our issued shares, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which we were a party during fiscal 2006, or which is presently proposed.

We believe, based on our reasonable judgment, but without further investigation, that the terms of each of the following transactions or arrangements between us and our affiliates, officers, directors or stockholders which were parties to the transactions were, on an overall basis, at least as favorable to us as could then have been obtained from unrelated parties.

TRANSACTIONS WITH ZOASIS CORPORATION

We incurred marketing expenses for vaccine reminders and other direct mail services provided by Zoasis, a company that is majority owned by Robert Antin, our Chief Executive Officer and Chairman. We purchased services of $1.9 million, $1.1 million and $946,000 for 2006, 2005 and 2004, respectively. Arthur J. Antin, our Chief Operating Officer, owns a 10% interest in Zoasis, and a separate officer sold his entire 1% interest in Zoasis in 2004 for less than $15,000. We believe the pricing of these services is comparable to prices paid by us to independent third parties.

In 2003, we entered into an agreement with Zoasis pursuant to which we acquired all of Zoasis' right, title and interest in and to certain software in exchange for all our preferred stock of Zoasis then held by us. Concurrent with the purchase of the software, we granted to Zoasis a limited royalty-free, non-exclusive license to this software in exchange for Zoasis providing certain support for the software. Both we and Zoasis have a right to make modifications to the software, but all modifications and derivative works are owned by us. The software is hosted at our expense at a third-party hosting facility for the benefit of both parties.

LEGAL SERVICES

The law firm of Akin Gump Strauss Hauer & Feld LLP currently provides, and provided during fiscal year 2006, legal services to us. In 2006, the Company paid Akin Gump Strauss Hauer & Feld LLP $550,000 for legal services. Frank Reddick, who joined us as a director in February 2002, is a partner in Akin Gump Strauss Hauer & Feld LLP.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms that they file. Based solely upon our review of copies of the forms received by us and written representations from certain reporting persons that they have complied or not complied with the relevant filings requirements, we believe that, during the year ended December 31, 2006, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

PRINCIPAL STOCKHOLDERS
----------------------

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2007, by:

     o    each of our directors;

     o    each of our Named Executive Officers;

     o    all of our directors and Named Executive Officers as a group; and

     o all other stockholders known by us to beneficially own more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date as of which this information is provided, and not subject to repurchase as of that date, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Except as indicated in the notes to this table, and except pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. Percentage ownership is based on 83,656,593 shares of common stock outstanding on March 31, 2007. Unless otherwise indicated, the address for each of the stockholders listed below is c/o VCA Antech, Inc., 12401 West Olympic Boulevard, Los Angeles, California 90064.



                                                                                     NUMBER OF SHARES OF
                                                                                  COMMON STOCK BENEFICIALLY     PERCENT OF COMMON
                                                                                            OWNED               STOCK OUTSTANDING
                                                                                  --------------------------- ----------------------
Baillie Gifford & Co (1)..................................................                       6,435,725                     7.7%
Franklin Resources, Inc. (2)..............................................                       4,982,644                     6.0
Select Equity Group, Inc. & Select Offshore Advisors, LLC (3).............                       4,917,193                     5.9
FMR Corp. (4).............................................................                       4,783,091                     5.7
Robert L. Antin (5).......................................................                       2,445,669                     2.9
Arthur J. Antin (6).......................................................                         793,185                       *
Tomas W. Fuller (7).......................................................                         527,120                       *
Neil Tauber (8)...........................................................                         247,500                       *
Dawn R. Olsen (9).........................................................                          98,500                       *
John M. Baumer (10).......................................................                          17,953                       *
John B. Chickering, Jr. (11)..............................................                           2,746                       *
John A. Heil (12).........................................................                          33,161                       *
Frank Reddick (13)........................................................                          85,661                       *
All directors and executive officers as a group
   (9 persons) (14).......................................................                       4,251,495                    5.1%
*        Indicates less than one percent.

-----------------------
(1) Information based on a Schedule 13G filed on February 9, 2007 with the SEC by Baillie Gifford & Co. According to the Schedule 13G, Baillie Gifford & Co has sole voting power over 4,983,655 shares and sole dispositive power over 6,435,728 shares. The address of the stockholder is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.

(2) Information based on a Schedule 13G/A filed on February 6, 2007 with the SEC by Franklin Resources, Inc. and certain related entities. According to the Schedule 13G/A: (a) Franklin Advisors, Inc. has sole voting power over 4,908,986 shares and sole dispositive power over 4,922,886 shares; and (b) Franklin Templeton Portfolio Advisors, Inc. has sole voting and sole dispositive power over 59,758 shares. Franklin Resources, Inc. is the parent company of these entities. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal stockholders of Franklin Resources, Inc. The address of each entity and each principal stockholder is One Franklin Parkway, San Mateo, California 94403-1906.

(3) Information based on a Schedule 13G/A filed on February 15, 2007 with the SEC by Select Equity Group, Inc. and certain related entities. According to the Schedule 13G/A: (a) Select Equity Group, Inc. has sole voting and sole dispositive power over 4,081,225 shares; and (b) Select Offshore Advisors, LLC has sole voting and sole dispositive power over 835,968 shares. George
     S. Loening is the controlling stockholder of each of these stockholders. The address for each stockholder and George S. Loening is 380 Lafayette Street, 6th Floor, New York, New York 10003.


                                       40



(4) Information based on Schedule 13G/A filed on February 14, 2007 with the SEC by FMR Corp. and certain related entities. According to the Schedule 13G:
     (a) Fidelity Management & Research Company beneficially owns 4,584,976 shares as a result of acting as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940;
     (b) Fidelity International Limited beneficially owns 197,600 shares as a result of serving as investment advisor and manager of a number of non-U.S. investment companies and certain institutional investors; and (c) Strategic Advisers, Inc. beneficially owns 515 shares as a result of providing investment advisory services to certain individuals. FMR Corp. is the parent company of these entities and has sole voting power over 198,315 shares and sole dispositive power over 4,783,091 shares. Edward C. Johnson 3d and certain members of his family, collectively, may form a controlling group with respect to FMR Corp. The address of each entity and Edward C. Johnson 3d is 82 Devonshire Street, Boston, Massachusetts 02109.

(5) Includes (a) 45,000 shares of restricted stock of the Company subject to future vesting conditions ("restricted stock") and (b) 715,000 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before May 30, 2007.

(6) Includes (a) 30,000 shares of restricted stock and (b) 450,690 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2007.

(7) Includes (a) 30,000 shares of restricted stock and (b) 385,000 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2007.

(8) Consists of (a) 30,000 shares of restricted stock and (b) 217,500 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2007.

(9) Consists of (a) 4,500 shares of restricted stock and (b) 94,000 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2007.

(10) Consists of 17,953 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2007.

(11) Consists of 2,746 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2007.

(12) Consists of 33,161 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2007.

(13) Consists of 85,661 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2007.

(14) Includes 2,001,711 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2007.




                                     ON BEHALF OF THE BOARD OF DIRECTORS


                                     /S/  TOMAS W. FULLER
                                     -------------------------------------------
                                     TOMAS W. FULLER
                                     CHIEF FINANCIAL OFFICER, VICE PRESIDENT
                                     AND SECRETARY



12401 West Olympic Boulevard
Los Angeles, California 90064-1022
April 27, 2007

                                     ANNEX A

                                VCA ANTECH, INC.
                         2007 ANNUAL CASH INCENTIVE PLAN

1. PURPOSES. The purposes of this 2007 Annual Cash Incentive Plan are to provide an incentive to executive officers and other selected key executives of VCA Antech, Inc. (the "COMPANY") to contribute to the growth, profitability and increased shareholder value of the Company, to obtain and retain such executives and endeavor to qualify the compensation paid under the Plan for tax deductibility under Section 162(m) of the Code.

2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

     (a)  "BOARD" shall mean Board of Directors of VCA Antech, Inc.

     (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions thereto.

     (c) "COMMITTEE" shall mean a committee composed of at least two members of the Board who qualify as "outside directors" within the meaning of
          Section 162(m) of the Code.

     (d) "COVERED EMPLOYEE" shall mean any employee of the Company who, on the last day of the Company's taxable year, is the chief executive officer of the Company or among the four highest compensated officers of the Company (other than the chief executive officer), each as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

     (e)  "EFFECTIVE DATE" shall mean January 1, 2007.

     (f) "ELIGIBLE EMPLOYEE" shall mean each executive officer of the Company, including those employed by subsidiaries, and other key executives of the Company and its subsidiaries selected by the Committee.

     (g)  "GAAP" shall mean U.S. Generally Accepted Accounting Principles.

     (h) "PARTICIPANT" shall mean an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

     (i) "PERFORMANCE AWARD" shall mean the right of a Participant to receive cash following the completion of a Performance Period based upon performance in respect of one or more of the Performance Criteria during such Performance Period, as specified in SECTION 5.

     (j) "PERFORMANCE CRITERIA" shall mean or may be expressed in terms of any of the following business criteria (by way of example and without limitation): revenue, sales, earnings before interest, taxes, depreciation and amortization (EBITDA), funds from operations, funds from operations per share, operating income, pre-tax or after-tax income, cash available for distribution, cash available for distribution per share, cash or cash equivalents available for operations, net earnings, earnings per share, return on equity, return on assets, return on capital, economic value added, share price performance, improvements in the Company's attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). Such objective Performance Criteria are not required to be based on increases in specific business criteria, but may be based on maintaining the status quo or limiting economic losses. A Performance Criterion may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed, the Performance Criteria will be determined by not accounting for a change in GAAP during a Performance Period.

     (k) "PERFORMANCE GOALS" shall mean the level or levels of performance required to be attained with respect to specified Performance Criteria in order that a Participant shall become entitled to specified rights in connection with a Performance Award.

     (l) "PERFORMANCE PERIOD" shall mean the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant's entitlement to receive payment of a Performance Award. The initial Performance Period shall be the period beginning on April 1, 2007 and ending on December 31, 2007.

     (m) "PLAN" shall mean this 2007 Annual Cash Incentive Plan, as amended from time to time.

3.   ADMINISTRATION.

     (a) AUTHORITY. The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, in its sole discretion, from time to time to: (i) select Participants; (ii) grant Performance Awards under the Plan; (iii) determine the terms and conditions of, and all other matters relating to, Performance Awards;
          (iv) prescribe Performance Award agreements (which need not be identical); (v) establish, modify or rescind such rules and regulations as it deems necessary for the proper administration of the Plan; and (vi) make such determinations and interpretations and to take such steps in connection with the Plan or the Performance Awards granted thereunder as it deems necessary or advisable. All such actions by the Committee under the Plan or with respect to the Performance Awards granted thereunder shall be final and binding on all persons.

     (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of the Company, to one or more members of the Committee or to one or more members of the Board; PROVIDED, HOWEVER, that the Committee may not delegate its responsibility (i) to make Performance Awards to executive officers of Company; (ii) to make Performance Awards which are intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code; or
          (iii) to certify the satisfaction of Performance Goals pursuant to
          SECTION 5(e) in accordance with Section 162(m) of the Code. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of the Company.

     (c) LIMITATION OF LIABILITY. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Company's independent certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. TYPES OF AWARDS. Subject to the provisions of the Plan, the Committee has the discretion to grant to Participants Performance Awards described in
     SECTION 5 in respect of any Performance Period.

5.   PERFORMANCE AWARDS.

     (a) FORM OF AWARD. The Committee is authorized to grant Performance Awards pursuant to this SECTION 5. A Performance Award shall represent the conditional right of the Participant to receive cash based upon achievement of one or more pre-established Performance Goals during a Performance Period, subject to the terms of this SECTION 5 and the other applicable terms of the Plan. Performance Awards shall be subject to such conditions, including deferral of settlement, risks of forfeiture and other terms and conditions as shall be specified by the Committee.

     (b) PERFORMANCE GOALS. The Committee shall establish the Performance Goals for each Performance Award, consisting of one or more business criteria permitted as Performance Criteria hereunder and one or more levels of performance with respect to each such criterion. In addition, the Committee shall establish the amount or amounts payable or other rights that the Participant will be entitled to as a Performance Award upon achievement of such levels of performance. The Performance Goals shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety (90) days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed.

     (c) ADDITIONAL PROVISIONS APPLICABLE TO PERFORMANCE AWARDS. More than one Performance Criterion may be incorporated in a Performance Goal, in which case achievement with respect to each Performance Criterion may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Goals for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Criteria and the amount of the Performance Award payable for that Performance Period. The level or levels of performance specified with respect to a Performance Criterion may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Goals may differ for Performance Awards granted to any one Participant or to different Participants.

     (d) DURATION OF THE PERFORMANCE PERIOD. The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Goals applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

     (e) CERTIFICATION. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Goals and other material terms for paying amounts in respect of each Performance Award related to that Performance Period have been achieved or met. Unless the Committee determines otherwise with respect to a Participant who is not a Covered Employee for the taxable year of the Company in which the Performance Award will be paid, Performance Awards shall not be settled until the Committee has made the certification specified under this SECTION 5(e).

     (f) ADJUSTMENT. The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the Performance Award of any Participant for any reason, including, without limitation, changes in the position or duties of any Participant with the Company during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Company and the Participants, the Committee shall adjust Performance Goals, the Performance Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary or (iv) a change in accounting or other relevant rules or regulations (any adjustment pursuant to this Clause (iv) shall be subject to the timing requirements of the last sentence of
          SECTION 2(J) of the Plan); PROVIDED, HOWEVER, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Performance Awards to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

     (g) TIMING OF PAYMENT. Except as provided below and subject to SECTION 6, any cash amounts payable in respect of Performance Awards for a Performance Period will generally be paid as soon as practicable following the determination in respect thereof made pursuant to
          SECTION 5(E), but in any event no later than the 15th day of the third month following the end of the Company's taxable year in which it was earned.

     (h) MAXIMUM AMOUNT PAYABLE PER PARTICIPANT UNDER THIS SECTION 5. A Participant shall not be granted Performance Awards for all of the Performance Periods commencing in any calendar year that permit the Participant in the aggregate to earn a cash payment in excess of the lesser of five (5) times such Participant's base salary or $7,000,000.

6. PARTICIPANT DEFERRAL OF PAYMENT. Subject to such terms and administrative guidelines as the Committee shall specify from time to time, a Participant may elect to defer receipt of part or all payment due in respect of a Performance Award in accordance with the following requirements.

     (a)  TIMING OF ELECTION.

          (i) IN GENERAL. Except as otherwise provided in SECTION 6(a)(ii), a Participant's election to defer payment in respect of a Performance Award shall be made and irrevocable not later than the close of the calendar year immediately preceding the calendar year in which the Performance Period begins.

          (ii) 409A PERFORMANCE-BASED COMPENSATION. With respect to any Performance Award for a Performance Period of at least 12 consecutive months and that otherwise qualifies as "performance-based compensation" as that term is defined in Treasury Regulation Section 1.409A-1(e) ("409A PERFORMANCE-BASED COMPENSATION"), a Participant's election to defer payment in respect of such Performance Award shall be made and irrevocable on or before the date that is six months before the end of the Performance Period, PROVIDED the Participant is continuously employed by the Company from the later of the beginning of the Performance Period or the date the Performance Criteria are established through the date of such election, and PROVIDED FURTHER that in no event may a Participant elect to defer such payment after the Performance Award has become both calculable and substantially certain to be paid. A Performance Award shall be deemed 409A Performance-Based Compensation only if its terms provide that, notwithstanding anything to the contrary in SECTIONS 5(E) and 7(A) hereof, the Committee shall have no discretion to pay such Performance Award unless the Committee has made the certification specified under SECTION 5(e).

     (b) PAYMENT OF DEFERRED PERFORMANCE AWARDS. A Participant's election to defer payment of all or part of a Performance Award shall specify a time or fixed schedule for the payment of such amount, including interest accrued thereon. Notwithstanding the foregoing, any payment deferred in respect of a Performance Award shall be paid in a lump sum upon the first to occur of the following.

          (i) The Participant's separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), PROVIDED, HOWEVER, that if the Participant is a "specified employee" (within the meaning of Treasury Regulation section 1.409A-1(i)) as of the date of his or her separation from service, such payment shall be made on the earlier of (A) the date that is six months and one day after the Participant's separation from service or (B) the Participant's death.

          (ii) The date of the Participant's death.

          (iii) The date on which the Participant becomes Disabled (within the meaning of SECTION 6(f)(ii) hereof).

          (iv) The occurrence of an Unforeseeable Emergency (within the meaning of SECTION 6(f)(iii) hereof), but only to the extent reasonably necessary to satisfy the emergency need, including amounts necessary to pay taxes or penalties reasonably anticipated as a result of such payment, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's other assets (to the extent such liquidation would not itself cause severe financial hardship).

          (v) The occurrence of a Change in Control Event (within the meaning of SECTION 6(f)(i) hereof).

     (c) NO ACCELERATION. Payment in respect of a Performance Award that has been deferred pursuant to SECTION 6(a) may not be accelerated or paid before the time set forth in SECTION 6(b) except in the case of one of the following events.

          (i) DOMESTIC RELATIONS ORDER. The acceleration of the time or schedule of payment to an individual other than the Participant shall be permitted as may be necessary to comply with the terms of a "domestic relations order" (as defined in Section 414(p)(1)(B) of the Code).

          (ii) CONFLICTS OF INTEREST. The acceleration of the time or schedule of payment shall be permitted to the extent reasonably necessary to avoid violation of an applicable ethics law or conflicts of interest law (including to permit the Participant to participate in activities in the normal course of his or her position with the Company in which the Participant would otherwise not be able to participate under an applicable rule), as provided by Treasury Regulation Section 1.409A-3(j)(4)(iii).

     (d) SUBSEQUENT DEFERRAL ELECTION. A Participant may subsequently elect to delay payment of an amount previously deferred under SECTION 6(a), PROVIDED that such election shall be made and irrevocable not less than 12 months before the date the deferred payment is scheduled to be paid, and shall not take effect until at least 12 months after the date on which the election is made; and PROVIDED FURTHER that the payment shall be deferred for at least an additional five years from the date such amount would otherwise have been paid. For purposes of the preceding sentence, the entitlement to a series of installment payments shall be treated as the entitlement to a single payment payable on the date of the first scheduled payment. Any subsequent deferral under this SECTION 6(d) shall be subject to the requirements of SECTION 6(b) and (c).

     (e) INTEREST. Interest shall accrue on amounts deferred under this SECTION 6 at a reasonable rate of interest determined by the Committee, commencing one day following the date such amount would have been paid had it not been deferred and ending on the date of payment under this
          SECTION 6.

     (f) DEFINITIONS. Solely for purposes of this SECTION 6 and not for other purposes of the Plan, the following terms shall be defined as set forth below.

          (i) "CHANGE IN CONTROL EVENT" means the occurrence of a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)). For example, a Change in Control Event will occur if a person or more than one person acting as a group:

               A. acquires ownership of stock that brings such person's or group's total ownership in excess of 50% of the outstanding stock of the Company; or

               B. acquires ownership of 30% or more of the total voting power of the Company within a 12 month period; or

               C. acquires ownership of assets from the Company equal to 40% or more of the total value of all assets of the Company within a 12 month period.

          (ii) "DISABLED" means a Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (A) unable to engage in any substantial gainful activity, or (B) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

          (iii) "UNFORESEEABLE EMERGENCY" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant or the Participant's spouse, beneficiary or dependent (as defined in Section 152 of the Code, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof); loss of the Participant's property due to casualty; or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control. For example, the imminent foreclosure of or eviction from the

               Participant's primary residence may constitute an Unforeseeable Emergency, as may the need to pay for medical expenses, including nonrefundable deductibles and the costs of prescription medication. The need to pay for the funeral expenses of a spouse, beneficiary or dependent may also constitute an Unforeseeable Emergency. The purchase of a home and the payment of college tuition, however, are not Unforeseeable Emergencies.

7.   GENERAL PROVISIONS.

     (a) TERMINATION OF EMPLOYMENT. In the event a Participant terminates employment for any reason during a Performance Period or prior to the Performance Award payment, he or she (or his or her beneficiary, in the case of death) shall not be entitled to receive any Performance Award for such Performance Period unless the Participant is not a Covered Employee for the taxable year of the Company in which the Performance Award will be paid and the Committee, in its sole and absolute discretion, elects to pay a Performance Award to such Participant.

     (b) DEATH OF THE PARTICIPANT. Subject to SECTION 7(a), in the event of the death of a Participant, any payments hereunder due to such Participant shall be paid to his or her beneficiary as designated in writing to the Committee or, failing such designation, to his or her estate. No beneficiary designation shall be effective unless it is in writing and received by the Committee prior to the date of death of the Participant.

     (c) TAXES. The Company is authorized to withhold from any Performance Award granted, any payment relating to a Performance Award under the Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving a Performance Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Performance Award. This authority shall include authority for the Company to withhold or receive other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

     (d) LIMITATIONS ON RIGHTS CONFERRED UNDER PLAN AND BENEFICIARIES. Neither status as a Participant nor receipt or completion of a deferral election form shall be construed as a commitment that any Performance Award will become payable under the Plan. Nothing contained in the Plan or in any documents related to the Plan or to any Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee, Participant or in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person's compensation, to change the position held by such person or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant. No benefit payable under, or interest in, this Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

     (e) CHANGES TO THE PLAN AND AWARDS. Notwithstanding anything herein to the contrary, the Board, or a committee designated by the Board, may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Performance Award theretofore granted to any Participant which has not been settled (either by payment or deferral); PROVIDED, HOWEVER, that no amendment or modification to any Performance Award shall be authorized or made if the Committee determines that such authority or the making of such amendment or modification would increase or accelerate a payment under the Performance Award, decrease a Performance Goal, or otherwise cause the Performance Award to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code. No Performance Award may be granted during any suspension of the Plan or after its termination. Any such amendment may be made without stockholder approval.

     (f) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any amounts payable to a Participant pursuant to a Performance Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Performance Award, or the taking of any other action pursuant to the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company; PROVIDED that the Committee may authorize the creation of trusts and deposit therein cash or other property or make other arrangements, to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify in accordance with applicable law.

     (g) NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board (or a committee designated by the Board) nor submission of the Plan or provisions thereof to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem necessary.

     (h) GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Performance Award shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable Federal law.

     (i) EXEMPTION UNDER SECTION 162(M) OF THE CODE. The Plan, and all Performance Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The Committee may, without stockholder approval, amend the Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company's Federal income tax deduction for compensation paid pursuant to the Plan. The Committee does not have discretion or authority, however, to increase the maximum amount payable to any employee during a calendar year or amounts to be paid under any Performance Award, or to decrease any Performance Goal.

     (j) EFFECTIVE DATE. The Plan is effective on the Effective Date, subject to subsequent approval thereof by the Company's stockholders within 12 months of the Effective Date, and shall remain in effect until it has been terminated pursuant to SECTION 7(e). If the Plan is not approved by the stockholders within 12 months of the Effective Date, the Plan and all interests in the Plan awarded to Participants before such date shall be void ab initio and of no further force and effect. Unless the Company determines to submit SECTION 5 of the Plan and the definition of "Performance Criterion" to the Company's stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Awards shall be made under
          SECTION 5 after the date of such annual meeting, but the remainder of the Plan shall continue in effect until terminated in accordance with
          SECTION 7(e).


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has caused the 2007 Annual Cash Incentive Plan to be executed effective as of the 24th day of April, 2007.

                                VCA ANTECH, INC.


                                By:
                                   ---------------------------------------------
                                     Robert L. Antin, Chief Executive Officer
                                     and President

                                VCA ANTECH, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of VCA Antech, Inc., a Delaware corporation, which we refer to as the "Company," hereby nominates, constitutes and appoints Robert L. Antin and Tomas W. Fuller, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on Monday, June 4, 2007, which we refer to as the "Annual Meeting," and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE "FOR" ALL ITEMS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Item 1.  To elect the nominee as Class II director:

                                    CLASS II

                                 Robert L. Antin


                       |_| FOR THE NOMINEE LISTED ABOVE

                       |_| WITHHELD for the nominee listed above

              The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that the above nominee is unable or unwilling to serve.

Item 2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm.

         |_| FOR                |_| AGAINST               |_| ABSTAIN

Item 3.  To approve the VCA Antech, Inc. 2007 Annual Cash Incentive Plan.

         |_| FOR                |_| AGAINST               |_| ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ITEMS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated April 27, 2007 and the accompanying Proxy Statement relating to the Annual Meeting.

                                         Dated:___________________________, 2007

                                         Signature:_____________________________

                                         Signature:_____________________________

                                                   -----------------------------
                                         Signature(s) of Stockholder(s)
                                         (See Instructions Below)

                                         The signature(s) hereon should
                                         correspond exactly with the name(s)
                                         of the Stockholder(s) appearing on
                                         the Share Certificate. If stock is
                                         held jointly, all joint owners should
                                         sign. When signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, please give full title as
                                         such. If signer is a corporation,
                                         please sign the full corporation name,
                                         and give title of signing officer.

|_| Please indicate by checking this box if you anticipate attending the Annual
    Meeting.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE




                                       2